UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MARINE PRODUCTS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

2801 Buford Highway NE, Suite 300,

Atlanta, Georgia 30329

TO THE HOLDERS OF THE COMMON STOCK:

PLEASE TAKE NOTICE that the 2025 Annual Meeting of Stockholders of Marine Products Corporation, a Delaware corporation (“Marine Products” or the “Company”), will be held at 2170 Piedmont Road NE, Atlanta, Georgia, on Tuesday, April 22, 2025, at 12:00 P.M., for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.
To elect four Class III nominees (term expiring in 2028) to the Board of Directors;
2.
To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.
To amend our Certificate of Incorporation to declassify the Board;
4.
To remove a provision from our Certificate of Incorporation specifying the requirements to call a special meeting of stockholders;
5.
To remove a provision from our Certificate of Incorporation that requires a 66.7% stockholder vote to remove a director;
6.
To remove a provision from our Certificate of Incorporation that requires a 66.7% stockholder vote to amend the Bylaws; and
7.
To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.
MARINE PRODUCTS CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Proxy Statement dated March 12, 2025, is attached.

The Board of Directors has fixed the close of business on February 28, 2025 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

As permitted by the U.S. Securities and Exchange Commission rules, the Company is making the proxy materials relating to the Annual Meeting, including this Proxy Statement and the Company’s 2024 Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), available to our stockholders electronically via the Internet. On or about March 12, 2025, we mailed to our stockholders an Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 22, 2025 (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Important Notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 22, 2025: The 2025 Proxy Statement and 2024 Annual Report on Form 10-K to security holders are available at https://www.viewproxy.com/MarineProductsCorp/2025.

Voting can be completed in one of four ways:

Returning the Proxy Card by Mail	Via Telephone at 1-866-804-9616	Online at https://www.aalvote.com/MPX	Attending the meeting to vote In Person

By Order Of The Board Of Directors

Atlanta, Georgia	Michael L. Schmit
March 12, 2025	Corporate Secretary

Whether or not you expect to attend the annual meeting, please sign, date and return the enclosed proxy card promptly. Alternatively, you may vote your proxy by telephone or over the Internet by following the instructions on your proxy card or Notice. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

To our Stockholders,

On behalf of the Board of Directors, we are pleased to announce that we will hold our 2025 Annual Meeting of Stockholders on Tuesday April 22, 2025, at 12:00 P.M.

2024 marked a continuation of the demand challenges we saw coming out of 2023. We responded with decisive cost-control measures and stayed the course with respect to our operating discipline and focus on high quality products. We were pleased with the cash generation of the business and finished the year with a highly liquid, debt-free balance sheet, even after returning a significant amount of capital to our investors.

Our net sales decreased to $237 million, our EPS to $0.50 and operating cash flow to nearly $30 million, however, we finished the year with over $50 million in cash and no debt. During 2024, our Board of Directors continued the Company’s regular quarterly cash dividends for the thirteenth consecutive year. We paid $19.4 million in regular quarterly dividends ($0.56 per share) and a special dividend of $24.3 million ($0.70 per share) during the second quarter, resulting in total cash dividends to shareholders of $43.7 million ($1.26 per share) in 2024. We view our dividend policy as a vital component of long-term stockholder value creation and will continue to assess our regular dividend as well as other means of distributing excess capital to our stockholders.

Domestic boat manufacturers have been dealing with reduced order flow as dealers have worked to reduce excess inventories. The boat industry has also grappled with escalating interest rates, which substantially increased financing costs for consumers looking to secure loans for their purchases. This, coupled with economic and political uncertainties, weighed on end-market demand. We are pleased to say that despite a challenging backdrop, we remained solidly profitable, made great progress on reducing dealer inventory and are cautiously optimistic that the worst is behind us.

Our brands continue to be some of the best performing in the industry. During 2024, within its categories and size range, Chaparral’s retail market share ranked number one. During this same time, Robalo held the fourth highest retail market share in its size range. We are proud of these accomplishments and the consistency of the strong market share results within our product lines in recent years. Another consistent accomplishment relates to the recent announcement that both Chaparral and Robalo won the CSI Award for customer satisfaction for the 18th consecutive year.

As we push ahead into 2025, we are staying the course focused on those elements of our business we can control until the external environment improves. In addition, we have ample cash reserves to invest in potential acquisitions. We will continue to assess potential targets with the same financial, operational and strategic discipline we have always exercised, and hopefully can find the right deal to drive value for our Company. I want to thank all our stockholders, employees and dealers for your continued support and commitment. We believe we have some of the best boat makers in the industry and that their commitment to their craft underpins the outstanding reputations Chaparral and Robalo enjoy in the marketplace. I also want to highlight the celebration of the Chaparral brand’s 60th anniversary this past year, marking another milestone on our journey as an industry leader in design and innovation. In addition, we would like to recognize two of our Directors, Gary W. Rollins and Pamela R. Rollins, who have chosen not to stand for re-election at our upcoming Annual Meeting of Stockholders and sincerely thank them for their many years of service and support on our Board. To our dealers, many of whom have been with us for several decades, you represent our company to the consumer, ultimately serving as our brand ambassadors. We appreciate your support and partnership and look forward to continued, shared success.

Sincerely,

Ben M. Palmer

President and Chief Executive Officer

SUSTAINABILITY AT MARINE PRODUCTS

We are a fiberglass boat manufacturing company that specializes in sterndrive and outboard boats. Marine Products sells its products to a network of domestic and international independent authorized dealers. We are highly regarded for our business ethics, fiscal management and our consistent focus on safety and the wellness of our employees. We consistently deliver high quality products to our customers, provide safe and rewarding work for our employees, and returns to shareholders.

During 2024, we made meaningful progress formalizing, documenting and enhancing policies and procedures to better communicate our corporate sustainability commitments to our stakeholders. This included surveying our stakeholders on the materiality of topics related to Environmental, Social and Governance (ESG) matters.

We have recently published our first Corporate Sustainability Report and formalized the following Policies:

➢	Climate Change;
➢	Water Stewardship;
➢	Human Capital Management;
➢	Environment;
➢	Workplace Health and Safety; and
➢	Human Rights.

The Corporate Sustainability Report and Policies are available on the Company website at www.marineproductscorp.com.

The following Board committees provide periodic relevant guidance and oversight that support Marine Products’ ESG efforts in their respective areas as outlined below:

➢	The Nominating and Corporate Governance Committee is responsible for monitoring our general ESG practices, policies, programs, and public disclosures.
➢	The Human Capital Management and Compensation Committee provides oversight of the development and management of our human capital management strategies and policies.
➢	The Audit Committee is responsible for oversight of our cybersecurity risk management program and ESG reporting disclosures and related internal controls.

2025 ANNUAL PROXY STATEMENT

PROXY STATEMENT

We are furnishing the proxy materials to stockholders on or about March 12, 2025. The Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 22, 2025, Proxy Statement and the 2024 Annual Report on Form 10-K are available at https://www.viewproxy.com/MarineProductsCorp/2025.

The following information concerning the proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 22, 2025 is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.

SOLICITATION OF AND POWER TO REVOKE PROXY

A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors, in favor of ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, in favor of amending our Certificate of Incorporation to declassify the Board, in favor of removal of a provision from our Certificate of Incorporation specifying the requirements to call a special meeting of stockholders, in favor of removal of a provision from our Certificate of Incorporation requiring a 66.7% vote in order for stockholders to remove directors, and in favor of removal of a provision from our Certificate of Incorporation requiring a 66.7% vote in order for stockholders to amend our Bylaws.

A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if they so elect, by contacting either proxy holder, by timely submitting a later dated proxy changing their vote, or by attending the meeting and voting in person. However, a beneficial stockholder who holds shares in street name must secure a proxy from their broker before they can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.

HOUSEHOLDING AND DELIVERY OF NOTICE OR PROXY MATERIALS

The Company has adopted the process called “householding” for any notice or proxy materials in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the notice or proxy materials, unless we receive contrary instructions from any stockholder at that address.

If you prefer to receive multiple copies of the proxy materials at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a stockholder of record, you may contact us by writing to the Company at 2801 Buford Highway NE, Suite 300, Atlanta, GA 30329 or by calling 404-321-7910. Eligible stockholders of record receiving multiple copies of the proxy materials can request householding by contacting the Company in the same manner.

2025 ANNUAL PROXY STATEMENT

CAPITAL STOCK

The outstanding capital stock of the Company on February 28, 2025, consisted of 34,961,460 shares of Common Stock, par value $0.10 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on February 28, 2025, the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. With respect to routine matters, if your shares are held through a broker and you do not instruct the broker on how to vote your shares, your broker may choose to leave your shares unvoted or to vote your shares on the routine matters. Proposal 2, with respect to the ratification of the independent registered public accounting firm, is the only routine matter on the agenda at this year’s Annual Meeting. With respect to Proposals 1 and 3 to 6, without instructions, your broker cannot vote your shares, resulting in what is known as “broker non-votes.” Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

In accordance with the General Corporation Law of the state of Delaware, the following votes are needed for approval of each proposal:

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTION AND BROKER NON-VOTES

Proposal 1: The election of four Class III director nominees to serve as directors of the Company until our 2028 annual meeting of stockholders or until their successors are duly elected and qualified.

The election of the director nominees named herein will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting.

In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome. In this case, the four nominees receiving the most votes will be elected.

Proposal 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote with respect to this proposal is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2025 provided that a quorum is present at the Annual Meeting.

Abstentions will have the effect of a vote against this proposal.

Broker non-votes will have no effect on this proposal and will be disregarded.

2025 ANNUAL PROXY STATEMENT

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTION AND BROKER NON-VOTES
Proposal 3: To declassify our Board of Directors.

The declassification of the Board of Directors will require the affirmative vote of 66.7% of our outstanding shares of common stock.

Abstentions will have the effect of a vote against this proposal.

Broker non-votes will have the effect of a vote against this proposal.

Proposal 4: To remove a provision from our Certificate of Incorporation specifying the requirements to call a special meeting of stockholders.

The removal of a provision from our Certificate of Incorporation specifying the requirements to call a special meeting will require the affirmative vote of 66.7% of our outstanding shares of common stock.

Abstentions will have the effect of a vote against this proposal.

Broker non-votes will have the effect of a vote against this proposal.

Proposal 5: To remove a provision from our Certificate of Incorporation requiring a 66.7% vote in order for stockholders to remove directors.

The removal of a provision from our Certificate of Incorporation specifying the requirements to call a special meeting will require the affirmative vote of 66.7% of our outstanding shares of common stock.

Abstentions will have the effect of a vote against this proposal.

Broker non-votes will have the effect of a vote against this proposal.

Proposal 6: To remove a provision from our Certificate of Incorporation requiring a 66.7% vote in order for stockholders to amend our Bylaws.

The removal of a provision from our Certificate of Incorporation requiring a 66.7% vote in order for stockholders to amend our Bylaws will require the affirmative vote of 66.7% of our outstanding shares of common stock.

Abstentions will have the effect of a vote against this proposal.

Broker non-votes will have the effect of a vote against this proposal.

There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record and beneficially by officers and directors of the Company and their affiliates, which in the aggregate represent approximately 75% of the outstanding shares of Common Stock, will be voted FOR the nominees and FOR Proposals 2 to 6.

2025 ANNUAL PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

The Company’s Board of Directors (Board) has an Audit Committee, Human Capital Management and Compensation Committee, Nominating and Corporate Governance Committee, and an Executive Committee (Committees). The Board has adopted written charters for certain of these Committees which are available on our website at www.marineproductscorp.com under the section titled Governance.

Under our Corporate Governance Guidelines, directors are expected to attend all regular and special meetings of the Board and Board Committees upon which they serve. Directors are also expected to attend the Annual Stockholders Meeting. Each incumbent director attended at least 75% of the aggregate of all Board meetings and meetings of the Board Committees on which they served during 2024, and all members of the Board at that time attended last year’s Annual Meeting of Stockholders.

The following table shows the current membership (M) and chairperson (C) of the Board and each of the Board committees, the number of Board and Board committee meetings held in 2024, and actions taken by unanimous written consent in lieu of meetings:

				Human Capital	Nominating
				Management	and
				and	Corporate
	Board of	Audit	Executive	Compensation	Governance
Name	Directors	Committee	Committee	Committee	Committee
Richard A. Hubbell	C		C
Susan R. Bell	M	M
Patrick J. Gunning	M	C		M	M
Amy R. Kreisler	M				M
Jerry W. Nix (1)	M	M		C	C
Ben M. Palmer	M		M
Gary W. Rollins	M
Pamela R. Rollins	M
Timothy C. Rollins	M				M
John F. Wilson	M	M		M	M
Meetings Held	5	6	—	6	4
Actions Taken by Written Consent	—	—	1	—	—
(1)	Lead Independent Director

2025 ANNUAL PROXY STATEMENT

Audit Committee

The Audit Committee of the Board of Directors currently consists of Patrick J. Gunning (Chairperson), Susan R. Bell, Jerry W. Nix and John F. Wilson. The Audit Committee is responsible for, among other things:

➢	appointing the Company’s independent registered public accounting firm to audit the Company’s financial statements;
➢	assessing the independence and overseeing the performance of the Company’s independent registered public accounting firm;
➢	pre-approving all audit and all permissible non-audit services to be performed by the Company’s independent registered public accounting firm;
➢	discussing with the Company’s independent registered public accounting firm all matters required to be discussed under the standards of the Public Company Accounting Oversight Board, Securities and Exchange Commission (SEC) or other regulations;
➢	reviewing the Company’s financial statements and critical accounting policies and estimates;
➢	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
➢	assessing the performance of the Company’s internal audit department;
➢	reviewing the Company’s insider trading and anti-corruption policies;
➢	overseeing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and
➢	overseeing compliance with the Company’s Code of Business Conduct and Ethics.

The Board has determined that all of the members of the Audit Committee are independent as defined by the rules of the SEC and the New York Stock Exchange (NYSE). The Board has also determined that all members of the Audit Committee with the exception of John F. Wilson are qualified as “Audit Committee Financial Experts” within the meaning of the rules of the SEC and that they have accounting or related financial management expertise within the meaning of the NYSE listing standards. In addition, the Board has determined that Mr. Wilson is “financially literate” within the meaning of and as required by the rules and regulations of the NYSE. The Board has also determined that Ms. Bell’s simultaneous service on the audit committees of four public companies will not impair her ability to effectively serve on the Company’s Audit Committee.

HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE

The Human Capital Management and Compensation Committee of the Board of Directors of the Company consists of Jerry W. Nix (Chairman), Patrick J. Gunning and John F. Wilson. The Human Capital Management and Compensation Committee is responsible for, among other things:

➢	reviewing the Company’s executive compensation philosophy and strategy;
➢	reviewing and approving the corporate goals and objectives relevant to the compensation of the Company’s CEO and executive officers;
➢	evaluating the performance of the Company’s CEO and executive officers;
➢	reviewing the compensation of the Company’s Non-Employee Directors for service on the Board and its committees, and recommending changes to their compensation program as appropriate;
➢	determining the stock ownership guidelines for the Company’s Non-Employee Directors, CEO, executive officers, and other key executives and monitoring compliance with such guidelines;
➢	overseeing the development and management of the Company’s human capital management strategy and policies including, but not limited to, those policies and strategies regarding diversity, equity and inclusion; and
➢	reviewing, approving and administering incentive compensation and equity compensation plans for executive officers and directors.

2025 ANNUAL PROXY STATEMENT

The Board has determined that all members of the Human Capital Management and Compensation Committee are independent as defined by the rules of the SEC and NYSE, without regard to NYSE independence rules applicable specifically to compensation committee members but which do not apply to the Company since it is a “controlled company” under NYSE rules. In addition, each member of our Human Capital Management and Compensation Committee is also a Non-Employee Director, as defined pursuant to Rule 16b-3 of the Exchange Act.

The Company is not required by law or by the NYSE rules to have a formal compensation committee charter since we are a controlled company as described below under the heading Director Independence and NYSE Requirements. However, we have established a written charter of the Human Capital Management and Compensation Committee to promote responsible corporate governance practices, and we currently intend to maintain the committee charter going forward. See section titled Compensation Discussion & Analysis—Compensation Setting Process for information regarding the Human Capital Management and Compensation Committee’s processes.

HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Board has determined that each member of the Human Capital Management and Compensation Committee is independent in accordance with the NYSE rules. The Human Capital Management and Compensation Committee consists of Messrs. Nix, Gunning, and Wilson. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries. Related party transactions and the independence of the non-employee members of the Company’s Board are discussed in more detail under the following sections, Director Independence and NYSE Requirements, and Certain Relationships and Related Party Transactions of this Proxy Statement. No executive officer of the Company has served as a director or member of the compensation committee or other board committee of another entity that had an executive officer who served on the Company’s Board or Human Capital Management and Compensation Committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board of Directors of the Company consists of Jerry W. Nix (Chairman), Patrick J. Gunning, John F. Wilson, Timothy C. Rollins and Amy R. Kreisler. The Nominating and Corporate Governance Committee is responsible for, among other things:

➢	determining the appropriate qualifications required for the members of the Board;
➢	recommending Board committee chairs and assignments;
➢	recommending to our Board nominees for director and to consider any nominations properly made by a stockholder, to make recommendations to our Board of Directors regarding the agenda for our Annual Meeting of Stockholders, and appropriate action to be taken in response to any stockholder proposals;
➢	conducting periodic reviews of the composition and size of the Board and its committees, as well as the frequency and procedures of Board meetings;
➢	overseeing compliance with key corporate governance policies, including the company’s Corporate Governance Guidelines and Independence Guidelines;
➢	reviewing and approving related party transactions by a sub-committee of independent members;
➢	reviewing and monitoring the Company’s Environmental, Social and Governance practices, policies, programs and public disclosures; and
➢	reviewing and assessing the adequacy of the Company’s Code of Business Conduct and Ethics.

The Company is not required by law or by the NYSE rules to have a nominating committee since we are a controlled company as described below under the heading “Director Independence and NYSE Requirements.” However, we have established a Nominating and Corporate Governance Committee and a written charter to promote responsible corporate governance practices. We currently intend to maintain the committee going forward, but as a controlled company, we rely upon the exemption from the requirement that we have a nominating committee comprised entirely of independent directors.

2025 ANNUAL PROXY STATEMENT

DIRECTOR NOMINATIONS

Under Delaware law, there are no statutory criteria or qualifications for directors. No criteria or qualifications have been prescribed by the Board at this time. The Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of director candidates. As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Corporate Governance Committee has the discretion to factor into its decision making. This discretion would extend to how the Committee might define diversity in a particular instance – whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. The Committee acts under the guidance of the Corporate Governance Guidelines approved by the Board of Directors and posted on the Company’s website at www.marineproductscorp.com under the Governance section. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company’s Corporate Governance Guidelines, the Board of Directors is responsible for selecting nominees for election to the Board of Directors. The Board has delegated the screening process of director nominees for nomination to the Board and service on the committees of the Board to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current makeup of the Board. This determination takes into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: The Corporate Secretary, Marine Products Corporation, 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth among other requirements specified in the Bylaws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Bylaws and stockholders are advised to carefully review those requirements to ensure that nominations comply with the Bylaws; stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also comply with SEC Rule 14a-19(b). The Committee will consider nominations from stockholders that satisfy these requirements.

All of the nominees for directors being voted upon at the Annual Meeting to be held on April 22, 2025, other than Mr. Stephen E. Lewis, are currently serving on the Board of Directors. Mr. Stephen E. Lewis was recommended by the Nominating and Governance Committee as a director candidate and has been nominated for election as a Class III director by the Board of Directors. After a long service on the Board of Directors, Ms. Pamela R. Rollins and Mr. Gary W. Rollins have chosen not to stand for re-election but will continue to serve until the 2025 Annual Meeting. As a result, the size of our Board will be comprised of nine members after the Annual Meeting of Stockholders.

We have proposed to declassify our Board of Directors. See Proposal No. 3 of this Proxy Statement. If Proposal No. 3 passes and the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware, we expect that all of our Class II and Class III directors will submit their resignations and be immediately re-appointed by the remaining directors so that all directors will serve one-year terms and will be subject to re-election at our 2026 Annual Meeting, other than Gary W. Rollins and Pamela R. Rollins, whose terms will expire at the 2025 Annual Meeting.

2025 ANNUAL PROXY STATEMENT

BOARD LEADERSHIP STRUCTURE

The Board believes the current leadership structure consisting of a separate Executive Chairman of the Board, Chief Executive Officer (CEO) and Lead Independent Director represents the appropriate structure for the Company at this time. Richard A. Hubbell is the Executive Chairman of the Board and sets the agendas for Board meetings in consultation with the CEO, Corporate Secretary, and other members of the Board, and presides over all Board meetings and the Annual Meeting of Stockholders. Ben M. Palmer is the President and Chief Executive Officer and sets the operational leadership and strategic direction of the Company. Jerry W. Nix is the Lead Independent Director and serves as the liaison between the Executive Chairman, CEO and the independent directors, sets the agenda for, and presides over, the executive sessions of the non-employee and independent directors, consults with the Executive Chairman and CEO regarding information sent to the Board in connection with Board meetings and is available, if requested by the stockholders, when appropriate, for consultation and direct communication.

RISK OVERSIGHT

Our Board of Directors oversight of risk has not been delegated to any Board Committee. “Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed from time to time by the full Board or by one or more of our Committees. Senior management is responsible for identifying and managing material risks that we face while insurable risks and litigation risks are handled primarily by the risk management department. Senior management provides the Board with a summary of insurance coverage annually and updates as deemed necessary. Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department, which regularly provides a financial report to both the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management which regularly provides various operational reports to, among others, the full Board, the Executive Committee and the Audit Committee.

CYBERSECURITY RISK OVERSIGHT

The Board has delegated its responsibility for oversight of the Company’s cybersecurity and information security framework and risk management to the Audit Committee. The Audit Committee receives information and updates at least quarterly and actively engages with senior leaders with respect to the effectiveness of the Company’s cybersecurity and information security framework, data privacy, and risk management. In addition, the Audit Committee receives reports summarizing threat detection and mitigation plans, audits of internal controls, training and certification, and other cyber priorities and initiatives, as well as timely updates from senior leaders on material incidents relating to information systems security, including cybersecurity incidents. The Audit Committee includes members with experience in risk management including cybersecurity.

Company management has established a Cybersecurity Governance Committee that is comprised of the Information Technology Manager and senior members of management. The Committee meets periodically to discuss cybersecurity program updates and challenges, watch for potential threats from both external and internal sources, monitor compliance in existing or emerging business practices, and respond to stakeholder inquiries. The Information Technology department is comprised of professionals with extensive expertise and led by its manager with over 20 years of experience in network security, cybersecurity and enterprise risk management. The manager is continuously monitoring trends and stays current with the various cybersecurity threats and related mitigation opportunities. The Company periodically engages a third-party service provider to perform an external vulnerability scan of the Company network to identify known threats and to date no critical vulnerabilities have been identified during these assessments.

2025 ANNUAL PROXY STATEMENT

DIRECTOR INDEPENDENCE AND NYSE REQUIREMENTS

Controlled Company Exemption

The Company has elected to be treated as a “controlled company” as defined by NYSE Section 303A.00. This Section provides that a controlled company need not comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the NYSE Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled company, this Section does not apply to the Company. Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. While the Company has a Nominating and Corporate Governance Committee and a Human Capital Management and Compensation Committee, and each of these committees has a charter that is available on the Company’s website, it is not required to and does not comply with all of the provisions of Sections 303A.04 and 303A.05. The Company is a “controlled company” because a group that includes Gary W. Rollins, Pamela R. Rollins, Timothy C. Rollins, and Amy R. Kreisler, each of whom is a director of the Company, and certain companies under their control, controls in excess of 50% of the Company’s voting power. This means that they have the ability to determine the outcome of the election of directors at the Company’s annual meetings and to determine the outcome of many significant corporate transactions, many of which only require the approval of a majority of the Company’s voting power. Such a concentration of voting power could also have the effect of delaying or preventing a third party from acquiring the Company at a premium.

The Company’s Audit Committee is composed of four “independent” directors as defined by the Company’s Corporate Governance Guidelines, the NYSE rules, the Exchange Act, SEC regulations thereunder, and the Company’s Audit Committee Charter. All of the members of the Human Capital Management and Compensation Committee, and a majority of the members of Nominating and Corporate Governance Committee are also “independent” directors. The current independent directors of the Company are Jerry W. Nix, Susan R. Bell, Patrick J. Gunning, and John F. Wilson. If elected, Stephen E. Lewis will also be an independent director.

Independence Guidelines

Under NYSE listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The NYSE standards set forth a nonexclusive list of relationships which are conclusively deemed material. The Company’s Independence Guidelines are posted on the Company’s website at www.marineproductscorp.com under the Governance section and include categorical standards for determining independence in specific situations.

Audit Committee Charter

Under the Company’s Audit Committee Charter, in accordance with NYSE listing requirements and the Securities Exchange Act of 1934, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines.

2025 ANNUAL PROXY STATEMENT

Nonmaterial Relationships

After reviewing all of the relationships between the independent directors and the Company, the Board of Directors determined that none of the independent directors had any relationships that impaired their independence and discussed the following:

➢	Jerry W. Nix, Susan R. Bell, Patrick J. Gunning, and John F. Wilson served on the Boards of Rollins, Inc. and RPC, Inc. Gary W. Rollins, Pamela R. Rollins, Timothy C. Rollins and Amy R. Kreisler are directors of RPC, Inc. and are part of a control group that has voting control over RPC. Gary W. Rollins, Pamela R. Rollins, Patrick J. Gunning and Susan R. Bell are directors of Rollins, Inc. Gary W. Rollins is its Executive Chairman Emeritus and John F. Wilson is its Executive Chairman. Gary W. Rollins and Pamela R. Rollins are part of a group that owns in excess of 40% of the outstanding common stock of Rollins, Inc.

As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination. All of the members of the Audit Committee are also independent under the heightened standards required for Audit Committee members. The Company’s non-management directors meet at regularly scheduled executive sessions, and the independent directors separately meet at least once annually, without management in accordance with the NYSE Corporate Governance Listing Standards, and Mr. Jerry W. Nix, as Lead Independent Director, presided over the executive sessions held during 2024.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to formalize and promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. As required by the rules of the NYSE, our Corporate Governance Guidelines require that our non-management directors meet in regularly scheduled executive sessions each year without management, and such meetings are currently required to occur at least twice annually.

On the Company’s website at www.marineproductscorp.com, under the Governance section, you may access a copy of the Corporate Governance Guidelines, Audit Committee Charter, Human Capital Management and Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Business Conduct, Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy, and Independence Guidelines.

Code of Business Conduct

The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transaction Policy applicable to the principal executive officer, principal financial officer, and directors. Both codes are available on the Company’s website at www.marineproductscorp.com under the Governance section.

2025 ANNUAL PROXY STATEMENT

Director Communications

The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Lead Independent Director, any of the Board committees or the non-management directors or independent directors as a group. Such communications should be addressed as follows:

Mr. Jerry W. Nix c/o Internal Audit Department Marine Products Corporation 2801 Buford Highway NE, Suite 300 Atlanta, Georgia 30329

The above instructions for communications with the directors are also posted on our website at www.marineproductscorp.com under the Governance section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Lead Director, or the non-management or independent directors will be forwarded directly to the appropriate addressee(s).

insider Trading Policy

We have adopted an Insider Trading Policy and procedures governing the purchase, sale and/or other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the New York Stock Exchange listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

2025 ANNUAL PROXY STATEMENT

DIRECTOR COMPENSATION

Overview of the Non-Employee Director Compensation Program

Members of the Board who are not employees (Non-Employee Directors) receive compensation for their service. As Marine Products employees, Messrs. Hubbell and Palmer do not receive compensation for their service as Board members. The compensation program for our Non-Employee Directors is intended to provide a total compensation package to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. All Non-Employee Directors are also entitled to reimbursement of expenses for all services as a director, including reasonable travel expenses incurred in connection with required in-person attendance at board and committee meetings, committee participation or special assignments.

The Human Capital Management and Compensation Committee annually reviews each element and the total of our Non-Employee Director Compensation Program and periodically makes recommendations for any changes to the Board. There were no changes made to the Non-Employee Director Compensation Program for 2025.

2024 ANNUAL NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Cash and Equity Compensation

Under the Director Compensation Program in effect in 2024, our Non-Employee Directors received an annual cash retainer and an annual equity grant in the form of fully vested Company common shares under the Company’s 2024 Equity Stock Incentive Plan (SIP). Committee Chairs and members received additional annual cash retainers. All cash retainers are payable in equal quarterly installments in arrears. For each Non-Employee Director who is elected or appointed for the first time, the first quarterly installment of the annual cash retainers will be paid for the first quarter that ends on or after the date of his or her initial election or appointment, prorated based on service during the quarter. Equity retainers are granted on the third business day following the Annual Meeting of Stockholders and vest immediately on the grant date. In addition, equity retainers are not granted to any Non-Employee Director who is elected to the Board during the latter half of a year. The following table sets forth the 2024 Non-Employee Director Compensation Program:

	Annual	Annual	Annual	Committee
	Chair	Board Member	Equity	Member Annual
	Retainer	Cash Retainer	Retainer	Cash Retainer
Board/Committee	($)	($)	($)	($)
Board of Directors	—	75,000	50,000	—
Lead Director	10,000	—	—	—
Audit Committee	20,000	—	—	6,000
Human Capital Management and Compensation Committee	10,000	—	—	3,000
Nominating and Corporate Governance Committee	6,000	—	—	2,000

2025 ANNUAL PROXY STATEMENT

2024 Director Compensation Table

The following table sets forth the compensation paid to our directors for services rendered as a director for the year ended December 31, 2024. Two of our directors, Richard A. Hubbell and Ben M. Palmer, are employees of the Company and each of their employee compensation information is set forth in the Summary Compensation Table under the Executive Compensation section of this Proxy Statement. Directors that are Company employees do not receive any additional compensation for services rendered as a director.

All of the directors shown below have never been employed by the Company or paid a salary or bonus by the Company and do not participate in any Company-sponsored retirement plans.

	Fees Earned or	Stock Awards	Option Awards	Total
Name	Paid in Cash ($)	($) (1)	($)	($)
Susan R. Bell	81,000	50,000	—	131,000
Patrick J. Gunning	100,000	50,000	—	150,000
Amy R. Kreisler	77,000	50,000	—	127,000
Jerry W. Nix	107,000	50,000	—	157,000
Gary W. Rollins	75,000	50,000	—	125,000
Pamela R. Rollins	75,000	50,000	—	125,000
Timothy C. Rollins	77,000	50,000	—	127,000
John F. Wilson	86,000	50,000	—	136,000

(1)	All stock awards are fully vested when granted.

Non-Employee Director Stock Ownership Guidelines

Under Stock Ownership Guidelines, Non-Employee Directors are required to beneficially own, within five years of their appointment to the Board, common stock of the Company equal to at least three times the annual equity retainer. Non-Employee Directors are prohibited from selling Company stock granted to such director by the Company for a period of one year from the date of such grant and until such director is in compliance with their ownership requirement under these Stock Ownership Guidelines.

2025 ANNUAL PROXY STATEMENT

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table sets forth the names, ages as of March 1, 2025, and certain other information for each of the nominees for election as a director at the Annual Meeting and for each of the continuing members of our Board following the Annual Meeting. Full biographical information follows the table. We have proposed to declassify our Board of Directors. See Proposal No. 3 of this Proxy Statement. If Proposal No. 3 passes and the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware, we expect that all of our Class II and Class III directors whose terms will continue past the 2025 Annual meeting will submit their resignations and be immediately re-appointed by the remaining directors so that all directors will serve one-year terms and will be subject to re-election at our 2026 Annual Meeting.

			Director	Current Term
Name	Class	Age	Since	Expires	Independent
DIRECTOR NOMINEES:
Timothy C. Rollins	III	62	2016	2025	✘
Susan R. Bell	III	62	2021	2025	✔
Amy R. Kreisler	III	55	2022	2025	✘
Stephen E. Lewis	III	58	Nominated on January 28, 2025		✔
CONTINUING DIRECTORS:
Jerry W. Nix	I	79	2020	2026	✔
Patrick J. Gunning	I	65	2021	2026	✔
Ben M. Palmer	I	64	2022	2026	✘
Richard A. Hubbell	II	80	2001	2027	✘
John F. Wilson	II	67	2022	2027	✔

2025 ANNUAL PROXY STATEMENT

Key Attributes, Experience and Skills of Director Nominees and Continuing Directors

Director Nominees

Timothy C. Rollins
Vice President, LOR, Inc. Non-Independent Member of the Board of Directors Member of the Nominating and Corporate Governance Committee

Timothy C. Rollins has served as a Director of Marine Products Corporation since 2017. Mr. Rollins is a Vice President at LOR, Inc., a private family investment company, and manages its investments in cattle operations. In this role, he manages the Executive Team of Operations and approves major capital expenditures. He brings management and financial experience to the Board. He is also a Trustee of Emory University and of Woodruff Health Sciences Center. He is currently a member of the Board at RPC, Inc. Mr. Rollins is also a former Board member of both Emory Board of Visitors and of Emory Department of Psychiatry Board of Visitors. Mr. Rollins holds a Bachelor of Science in Business Administration from Boston University.

Susan R. Bell
Retired Partner, Ernst & Young LLP Independent Member of the Board of Directors Member of the Audit Committee

Susan R. Bell has served as a Director of Marine Products Corporation since 2021. Ms. Bell brings extensive risk oversight, financial and strategic experience to our Board of Directors. Ms. Bell retired as Partner from Ernst & Young LLP in 2020 after a 36-year career in public accounting. At Ernst & Young LLP, Ms. Bell served as both an audit and advisory partner, led the Southeast Risk Advisory practice and served as the Atlanta Office Managing Partner. Prior to working at Ernst & Young LLP, Ms. Bell started her career at Arthur Andersen LLP in 1984 where she served as an audit partner from 1996 to 2002. Ms. Bell currently serves as a member of the Board of Directors of RPC, Inc., Rollins, Inc. and First Advantage Corporation. She also serves on the Board compensation committee of First Advantage Corporation and the Board audit committee of RPC, Inc. and chairs the audit committees of Rollins, Inc. and First Advantage Corporation. Ms. Bell graduated summa cum laude from Mississippi State University with a Bachelor of Professional Accountancy and is a Certified Public Accountant in the states of Georgia and Tennessee.

2025 ANNUAL PROXY STATEMENT

Amy R. Kreisler
Executive Director, The O. Wayne Rollins Foundation Non-Independent Member of the Board of Directors Member of the Nominating and Corporate Governance Committee

Amy R. Kreisler has served as a Director of Marine Products Corporation since 2016. Ms. Kreisler is a Vice President at LOR, Inc., a private family investment company. She is the Executive Director of The O. Wayne Rollins Foundation and a Trustee of The Ma-Ran Foundation. In these roles, she oversees grantmaking activities and directs the administration of foundation assets. She is also a member of The Lovett School Board of Trustees, serving on their Executive Committee and Endowment Committee. She is a board member of The Shepherd Center Foundation. Ms. Kreisler brings both legal and business experience to the Board. She is a long-standing member of the Rollins School of Public Health’s Dean’s Council and a former Board member of the Emory University Board of Visitors. Ms. Kreisler is currently a member of the Board at RPC, Inc. Ms. Kreisler is a former attorney of the law firm Arnall Golden Gregory LLP. She holds an English Degree from Hollins University and a Law Degree from The College of William and Mary Law School.

Stephen E. Lewis
Former Chair & CEO and Retired Partner, Troutman Pepper Director Nominee

Stephen E. Lewis served as the Chair and Chief Executive Officer of Troutman Pepper from 2020 through 2023, having previously served as the Managing Partner and CEO of predecessor firm Troutman Sanders from 2016 to 2020. Mr. Lewis retired from Troutman Pepper at the end of 2024. Mr. Lewis has expertise in the professional and business services, real estate, manufacturing, transportation and logistics, and retail industries and has international business experience. Mr. Lewis was recently appointed to the board of directors at Piedmont Office Reality Trust, Inc., a real estate investment trust. He currently serves on the Board of Directors and Nominating Committee of the UNC School of Law Alumni Association. He previously served on the Executive Committee and the Finance Committee of the Metro Atlanta Chamber of Commerce, as the Chair of the Board of Trustees of Leadership Atlanta; on the Executive Committee of Junior Achievement of Georgia; on the Board of Visitors of the University of North Carolina at Chapel Hill; and on the Board of Directors of the Metro Atlanta YMCA. Mr. Lewis received a BS in Business Administration (Accounting Concentration) and a JD from the University of North Carolina at Chapel Hill, and has been a member of the Georgia Bar since 1991.

2025 ANNUAL PROXY STATEMENT

Continuing Directors

Jerry W. Nix

Former Vice Chairman, Executive Vice President and Chief Financial Officer of Genuine Parts Company

Lead Independent Director of the Board of Directors

Chairperson of the Human Capital Management and Compensation Committee

Chairperson of the Nominating and Corporate Governance Committee

Member of the Audit Committee

Jerry W. Nix has served as a Director of Marine Products Corporation since 2020. Mr. Nix brings extensive risk oversight, financial and strategic experience to our Board of Directors. Mr. Nix retired from Genuine Parts Company in 2013 where he served as Vice Chairman from 2005 to 2013, Chief Financial Officer from 2000 to 2013 and as Executive Vice President from 2000 to 2005. Prior to joining Genuine Parts in 1978 Mr. Nix was an auditor with Ernst & Young from 1974 to 1978 and a pilot in the U.S. Air Force from 1968 to 1974. Mr. Nix currently serves on the Board of Directors of RPC, Inc. a role he has held since 2020 and on various civic and non-profit boards. Mr. Nix received a Bachelor of Science in Education from Mississippi State University and a Bachelor of Science in Accounting from the University of Florida.

Patrick J. Gunning

Former Chief Financial Officer at The Woodruff Arts Center

Retired Partner, Ernst & Young LLP

Independent Member of the Board of Directors

Chairperson of the Audit Committee

Member of the Nominating and Corporate Governance Committee

Member of the Human Capital Management and Compensation Committee

Patrick J. Gunning has served as a Director of Marine Products Corporation since 2021. Mr. Gunning brings extensive risk oversight, financial and strategic experience to our Board of Directors. Mr. Gunning served as the Chief Financial Officer of the Woodruff Arts Center, a non-profit organization, from November 2020 to June 2022. Mr. Gunning retired as a Partner from Ernst & Young LLP in June 2020, a role he had held since May 2002, after a 39-year career in public accounting. Mr. Gunning held multiple leadership roles at Ernst & Young LLP including Southeast Region Leader of the Financial Accounting Advisory Services practice, Southeast Area Industry Leader of the Retail and Consumer Products practice, and lead audit partner for numerous publicly traded and privately owned companies. Prior to joining Ernst & Young LLP, Mr. Gunning worked at Arthur Andersen LLP from 1981 to 2002, where he served as a partner, lead audit partner and Assurance Division Leader. Mr. Gunning currently serves on the Board of Directors of RPC, Inc. and Rollins, Inc., roles he has held since 2021. Mr. Gunning received a Bachelor of Business Administration in Accountancy from the University of Notre Dame and is a Certified Public Accountant in the state of Georgia.

2025 ANNUAL PROXY STATEMENT

Ben M. Palmer
President and Chief Executive Officer Member of the Executive Committee Non-Independent Member of the Board of Directors

Ben M. Palmer has served as a Director of Marine Products Corporation since 2022. Mr. Palmer has been serving as President and Chief Executive Officer of the Company since May 17, 2022. Previously, he served as Vice President, Chief Financial Officer, and Treasurer of the Company from the time it was spun off in 2001 and served as Corporate Secretary in 2018 to 2022. This experience has given Mr. Palmer extensive knowledge of the Company’s business and industry. He is also the President and Chief Executive Officer of RPC, Inc. and previously served as its Vice President, Chief Financial Officer, Treasurer and Corporate Secretary. Mr. Palmer is currently a member of the Board of Directors at RPC, Inc. Prior to joining RPC, Inc., he served for three years as the CFO of EQ Services, a commercial mortgage and asset management subsidiary of The Equitable Companies. Prior to that he spent ten years with Arthur Andersen LLP in its audit and business advisory services division. Mr. Palmer has a Bachelor of Science in Business Administration from Auburn University.

Richard A. Hubbell
Executive Chairman of the Board Chairperson of the Executive Committee Non-Independent Member of the Board of Directors

Richard A. Hubbell has been Executive Chairman of the Board since May 17, 2022. Prior to that, he served as a Director and President and Chief Executive Officer of the Company since it was spun off in 2001. This experience has given Mr. Hubbell extensive knowledge of the Company’s business and industry. He is also the Executive Chairman of the Board of Directors at RPC, Inc. and previously served as its President since 1987 and Chief Executive Officer since 2003. Previously, he was Executive Vice President of Rollins Communications, Inc., a media company. He joined Rollins, Inc. in 1970. Mr. Hubbell received a Bachelor of Arts in Economics from Westminster College.

2025 ANNUAL PROXY STATEMENT

John F. Wilson

Executive Chairman of the Board, Rollins, Inc.

Independent Member of the Board of Directors

Member of the Audit Committee

Member of the Nominating and Corporate Governance Committee

Member of the Human Capital Management and Compensation Committee

John F. Wilson has served as a Director of Marine Products Corporation since 2022. Mr. Wilson currently serves as the Executive Chairman of the Board of Rollins, Inc., a position he has held beginning January 1, 2025. He has served in the following roles on that company board: as Vice-Chairman from 2020 to 2024, and as a Director since 2013. He previously served as President and Chief Operating Officer of Rollins, Inc. from 2013 to 2020, Vice President of Rollins, Inc. from 2011 to 2013, and as President of Orkin, LLC., from 2009 to 2013. Mr. Wilson’s experience at Rollins has provided him with significant business management and public company expertise. He also serves as Vice Chairman of the Professional Pest Management Association and a member of The Carter Center Board of Councilors, positions he has held since 2011 and 2015, respectively. Mr. Wilson is currently a member of the Board of Directors at RPC, Inc.

2025 ANNUAL PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Overview

Our Board of Directors is currently composed of 10 members. After a long service on the Board, Pamela R. Rollins and Gary W. Rollins have chosen not to stand for re-election. The Board has nominated Stephen E. Lewis to stand for election and the Board will be comprised of nine members after the Annual Meeting of Stockholders. In accordance with our Amended and Restated Certificate of Incorporation (Charter), our Board is currently divided into three classes of directors. At the Annual Meeting, four Class III directors will be elected for a three-year term. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death or resignation. Five other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Charter, which provide for the election of directors for staggered terms, with each director serving a three-year term. We have proposed to declassify our Board of Directors. See Proposal No. 3 of this Proxy Statement. If Proposal No. 3 passes and the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware, we expect that all of our Class II and Class III directors, whose terms extend past the 2025 Annual Meeting, will submit their resignations and be immediately re-appointed by the remaining directors so that all directors will serve one-year terms and will be subject to re-election at our 2026 Annual Meeting. Thereafter, all directors will serve one-year terms.

Nominees

At the Annual Meeting Amy R. Kreisler, Susan R. Bell, Timothy C. Rollins and Stephen E. Lewis will be nominated to serve as Class III Directors for a three-year term, subject to the anticipated impact of declassification of the Board, if approved, as described above. The nominees for election at the 2025 Annual Meeting are currently directors of the Company with exception of Stephen E. Lewis who was nominated by the Board on January 28, 2025, to stand for election.

Unless authority is withheld, the proxy holders will vote for the election of each nominee named above as a director. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Corporate Governance Committee to fill such vacancy.

Our Board of Directors recommends a vote FOR the Class III Director Nominees above.

2025 ANNUAL PROXY STATEMENT

AUDIT MATTERS

Report of the Audit Committee

Management is responsible for the Company’s system of internal control over financial reporting, the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States, and the financial reporting process, including management’s assessment of Internal Control over Financial Reporting (ICFR).

The Company’s independent registered public accounting firm is responsible for performing an integrated independent audit of the Company’s consolidated financial statements and management reports on ICFR in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and for issuing reports thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits nor is it the Audit Committee’s responsibility to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management. The Audit Committee presently consists of four independent directors, all of whom are considered financially literate under NYSE rules.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2024, the Audit Committee:

➢	Approved the engagement and terms of service of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2024;
➢	Reviewed with management and the Company’s independent registered public accounting firm, the interim financial information included in the Company’s Forms 10-Q prior to their being filed with the SEC, as well as the financial information in each quarterly earnings release;
➢	Reviewed and discussed with the Company’s management (including internal audit) and the Company’s independent registered public accounting firm, the audited consolidated financial statements of the Company as of December 31, 2024 and 2023 and for the three years ended December 31, 2024 and the related ICFR;
➢	Discussed with the Company’s independent registered public accounting firm matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
➢	Received from the Company’s independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and discussed with such firm its independence from the Company.

Based upon the review and discussions referred to previously, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2024 and for the year then ended be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America; and (ii) the reports of the Company’s independent registered public accounting firm with respect to such financial statements and related internal controls.

Respectfully submitted by the Audit Committee of the Board of Directors

Patrick J. Gunning, Chairperson
Susan R. Bell
Jerry W. Nix
John F. Wilson

2025 ANNUAL PROXY STATEMENT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Independent Registered Public Accounting Firm

Principal Auditor

Grant Thornton LLP has served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2024 and 2023.

The Audit Committee has appointed Grant Thornton LLP as Marine Products Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Grant Thornton LLP has served as the Company’s independent auditors since 2004 and is considered by management to be well qualified. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. See section titled Proposal No 2—Ratification of Appointment of Independent Registered Public Accounting Firm.

Aggregate fees billed by the Company’s independent registered public accounting firm are set forth below:

	2024	2023
Audit fees(1)	$903,000	$869,000
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
(1)	Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements, including internal controls over financial reporting, review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

Pre-approval of Services

All of the services described above were pre-approved by the Company’s Audit Committee. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence. A majority of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the years 2024 and 2023 were attributable to work performed by full-time, permanent employees of the principal accountant. The Committee has no pre-approval policies or procedures other than as set forth below.

The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent public accountants and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to the Chairperson, and the Chairperson may further delegate approval authority to another member of the Committee from time to time. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

2025 ANNUAL PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2025. Grant Thornton has served as our independent registered public accounting firm since 2004.

During fiscal 2024, Grant Thornton LLP served as our independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will have the opportunity to respond to appropriate questions and, if they desire, to make a statement.

See Audit Matters — Independent Public Registered Accounting Firm for additional information regarding Grant Thornton and fees paid to them in 2024 and 2023.

Although we are not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believes it is appropriate to do so. If stockholders do not ratify the appointment of Grant Thornton LLP, the current appointment will stand, but the Audit Committee will consider that stockholder action in determining whether to retain Grant Thornton LLP as our independent registered public accounting firm for future fiscal years.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.

2025 ANNUAL PROXY STATEMENT

PROPOSAL 3: DECLASSIFICATION OF THE BOARD OF DIRECTORS

This management proposal seeks to provide for the elimination of the classified board of directors’ structure by amending our Certificate of Incorporation, or Charter. If approved, this amendment is expected to result in all directors standing for election annually for a one-year term, beginning with the 2026 Annual Meeting of Stockholders.

BACKGROUND AND REASONS FOR PROPOSED AMENDMENT

As part of our continuous evaluation of corporate governance practices, our Board regularly reviews our governing documents and considers possible changes. While we believe our current governance structure has served our stockholders extraordinarily well, our Board, having heard our stockholders’ preferences expressed through our engagement with them and assessment of recent trends in corporate governance best practices, has decided that it is in the best interests of the Company and our stockholders at this time to transition to a more standard governance structure, including by declassifying our Board.

Over the years, we have engaged with many of our stockholders who have indicated support for declassification. Currently, our Charter, as amended to date, provides that the Board is divided into three classes, with members of each class serving for staggered three-year terms.

Our Board of Directors recognizes that a classified structure may offer several advantages, such as promoting Board stability and continuity, providing a greater opportunity to protect the interests of stockholders in the event of an unsolicited takeover offer and reinforcing a commitment to long-term perspectives and value creation for our stockholders. The Board also recognizes, however, that a classified structure may reduce directors’ accountability to stockholders because such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing these policies. Our Board of Directors considered the arguments in favor of and against continuation of the classified board structure and determined that it would be in the best interests of the Company, subject to stockholder approval, to declassify the Board of Directors. The Board has therefore approved, and recommends that stockholders approve, amendments to our Charter to eliminate the classified board structure and provide for annual election of directors. In order to facilitate this declassification, if this Proposal No. 3 is approved, we expect all directors whose terms will not expire at the 2026 Annual Meeting of Stockholders, consisting of all Class II and Class III directors, to tender their resignations immediately following the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, in order that each such director may then be reappointed to the Board for a one-year term that will expire at the 2026 Annual Meeting of Stockholders of the Company. As a result, beginning with the election of directors at the 2026 Annual Meeting, all directors will be elected for one-year terms. In addition, the Board has also approved conforming amendments to our amended and restated Bylaws to remove provisions relating to the classified board and to provide that directors may be removed either for or without cause.

The proposed Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix A, which we would file promptly following the 2025 Annual Meeting if our stockholders approve this proposal (subject to revision as described below under Partial Stockholder Approval of Recommended Charter Amendments if our stockholders approve only some of the Charter amendment proposals recommended by the Board in this Proxy Statement).

2025 ANNUAL PROXY STATEMENT

For the reasons discussed above, the Board believes it is in the best interests of the Company and our stockholders at this time to implement this proposal for the elimination of the classified board of directors structure.

INTEREST of CONTROLLING STOCKHOLDER GROUP

Under Delaware law, directors of companies that have a classified structure may be removed only for cause unless the certificate of incorporation provides otherwise. However, directors of companies that do not have a classified structure may be removed with or without cause by a vote of the stockholders at any annual meeting or special meeting of stockholders called for that purpose. Accordingly, if the proposed amendment to the Company’s Charter to declassify the structure of our Board of Directors is approved and filed with the Delaware Secretary of State, then our controlling stockholder group would be able to remove any or all directors without cause at any annual meeting  or special meeting of stockholders called for that purpose that is held after the 2025 Annual Meeting, assuming that director resignations are submitted as anticipated and described above. In addition, if Proposal No. 4, to remove a provision specifying the requirements to call a special meeting of stockholders from our Charter, is approved at the 2025 Annual Meeting, special meetings of the stockholders may be called, pursuant to our Bylaws, at any time by the chairman and shall be called by the chairman or secretary on the request in writing or by vote of a majority of the directors or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote. As a result, the controlling stockholder group would have the power to call a special meeting for the purposes of removing one or more or all directors if both this Proposal No. 3 to declassify the Board and Proposal No. 4, to remove a provision specifying the requirements to call a special meeting of stockholders from our Charter, is approved. If Proposal No. 4 is not approved, the Charter will continue to provide that special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For these purposes, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

PARTIAL STOCKHoLDER APPROVAL OF RECOMMENDED CHARTER AMENDMENTS

We are submitting for consideration at the 2025 Annual Meeting, and the Board unanimously recommends that you vote “FOR,” four separate proposals to amend our Certificate of Incorporation:

➢	Proposal No. 3 to declassify our Board;
➢	Proposal No. 4 to remove a provision from our Certificate of Incorporation specifying the requirements to call a special meeting of stockholders;
➢	Proposal No. 5 to remove a provision from our Certificate of Incorporation requiring a 66.7% vote in order for stockholders to remove directors; and
➢	Proposal No. 6 to remove a provision from our Certificate of Incorporation requiring a 66.7% vote in order for stockholders to amend our Bylaws.

If all four Board-recommended Charter amendment proposals are approved by our stockholders, all of the changes contained in the proposed Amended and Restated Certificate of Incorporation attached to this Proxy Statement as Appendix A will be made. However, approval of each Board-recommended Charter amendment proposal is not contingent on approval of the others, and if only some, but not all, of the Board-recommended Charter amendment proposals are approved by our stockholders, amendments to our Charter contained in Appendix A will made as follows:

➢	If Proposal No. 3, the declassification proposal, is approved but Proposal No. 5, the change in the director removal requirements, is not, the following language would be added to paragraph SIXTH of the Amended and Restated Certificate of Incorporation:

“Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire board of directors, may be removed from office at any time, with or without cause, by the

2025 ANNUAL PROXY STATEMENT

affirmative vote of the holders of at least sixty-six and 7/10 percent (66.7%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.”

➢	If Proposal No. 3, the declassification proposal, is not approved but Proposal No. 5, the change in the director removal requirements, is approved, paragraph SIXTH of the Amended and Restated Certificate of Incorporation would retain the language that is currently contained in paragraph SIXTH of the Charter, except that the last sentence of paragraph SIXTH would be revised to read as follows:

“Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.”

➢	If neither Proposal No. 3, the declassification proposal, nor Proposal No. 5, the change in the director removal requirements, is approved, then paragraph SIXTH of our Charter will not be modified by the Amended and Restated Certificate of Incorporation and will remain in its current form;
➢	If Proposal No.4, to remove a provision specifying the requirements to call a special meeting of stockholders from our Charter, is not approved, then section D of paragraph FIFTH of our Charter will not be deleted and will remain in its current form in the Amended and Restated Certificate of Incorporation; and
➢	If Proposal No. 6, to remove a provision from our Charter requiring a 66.7% vote in order for stockholders to amend our Bylaws, is not approved, then the proviso to the last sentence in paragraph SIXTH of our Charter will not be deleted and will remain in its current form in the Amended and Restated Certificate of Incorporation.
➢	If none of Proposals 3-6 are approved, then we will not file the Amended and Restated Certificate of Incorporation, and our Charter will not be amended.

➢	If one or all of Proposals 3-6 are not approved, we will amend our Bylaws, as appropriate, to ensure that they are consistent with our Charter.

Required Vote

The affirmative vote of the holders of 66.7% of the voting power of all of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to approve this proposal pursuant to the Charter.

Management Recommendation

The Board unanimously recommends that you vote FOR this management Proposal No. 3 to declassify the Board of Directors.

2025 ANNUAL PROXY STATEMENT

PROPOSAL 4: REMOVAL OF A PROVISION FROM OUR CERTIFICATE OF INCORPORATION SPECIFYING THE REQUIREMENTS TO CALL A SPECIAL MEETING OF STOCKHOLDERS

This management proposal seeks to obtain stockholder approval to delete the provision currently contained in Article FIFTH D. of our Charter regarding the ability to call a special meeting of stockholders.

Background and Reasons for Proposed Amendment

As part of our continuous evaluation of corporate governance practices, our Board regularly reviews our governing documents and considers possible changes. Currently, our Charter provides that special meetings of stockholders of the Company may be called only by the Chairman of the Board or the President or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For this purpose, the term "Whole Board" means the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. If this provision is deleted, the Company’s Bylaws will control regarding the authority to call a special meeting of stockholders. The Bylaws currently provide that a special meeting of stockholders may be called at any time by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary on the request in writing or by vote of a majority of the directors or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

While we believe that our current governance structure has served our stockholders extraordinarily well, our Board, having heard our stockholders’ preferences, has decided that it is in the best interests of the Company and our stockholders to permit stockholders holding a sufficiently large voting interest in the Company to require that the Company call a special meeting of its stockholders, as well as to allow a majority of the current sitting Board to call a special meeting.

The Board recognizes that providing a significant portion of the stockholders of a company the ability to call special meetings is viewed by some stockholders as a useful corporate governance practice. However, the Board also recognizes that special meetings of stockholders can be potentially disruptive to business operations and to long-term stockholder interests, can be misused and can cause the Company to incur substantial expenses. Accordingly, the Board believes that the proposed majority threshold for calling special meetings of stockholders will help to balance these considerations, ensuring that special meetings can be called by stockholders with a significant interest in the Company but are less likely to be disruptive to the Company and its operations and are more likely to address matters that merit the unusual step of convening a meeting in advance of the regularly scheduled annual meeting. Similarly, the Board believes that a majority of the sitting Board members should always have the ability to cause a special meeting to be called.

Accordingly, the Board has approved, and recommends that stockholders approve, an amendment to our Charter to delete Article FIFTH D. thereof regarding the ability to call a special meeting of stockholders.

The proposed Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix A, which we would file promptly following the Annual Meeting if our stockholders approve this proposal (subject to revision as described above under “Proposal No. 3: Declassification of the Board of Directors—Partial Stockholder Approval of Recommended Charter Amendments” if our stockholders approve only some of the Charter amendment proposals recommended by the Board in this Proxy Statement).

2025 ANNUAL PROXY STATEMENT

For the reasons discussed above, the Board believes it is in the best interests of our stockholders at this time to implement the proposal’s request to delete Article FIFTH D. of the Charter.

Impact of the Proposed Charter Amendment

If the proposed Charter Amendment is approved and filed with the Secretary of State of Delaware, the following will occur:

➢	The provisions regarding who can call a special meeting of stockholders will be contained in our Bylaws rather than in our Charter; as a result, the Board of Directors will be able to change those provisions by amending the Bylaws without also obtaining stockholder approval (and similarly, the stockholders will also be able to change them without also obtaining Board approval) whereas currently, because these provisions are contained in our Charter, both Board and stockholder approval are required in order to change them;

➢	As noted above, our Bylaws, as amended from time to time, will determine who has the authority to call a special meeting of stockholders, and they currently provide that a special meeting of stockholders may be called at any time by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary on the request in writing or by vote of a majority of the directors or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote;

➢	Our President will no longer have the authority to call a special meeting of stockholders;

➢	Holders of a majority of our outstanding common stock will have the ability to require our Chairman of the Board to call a special meeting of stockholders; and

➢	A majority of our current directors then in office will be able to require our Chairman of the Board to call a special meeting of stockholders, as opposed to the current requirement that only a majority of the Whole Board (which includes the total number of authorized directors) have the authority to do so.

Interest of Controlling Stockholder Group

If this Proposal No. 4 passes and is filed with the Delaware Secretary of State, our controlling stockholder group, which owns in excess of a majority of our outstanding common stock, will gain the ability to call a special meeting of stockholders. In addition, if Proposal No. 3 to declassify the structure of our Board of Directors is approved and filed with the Delaware Secretary of State, then our controlling stockholder group would be able to remove any, some or all directors without cause at any meeting of stockholders after the 2025 Annual Meeting, assuming that director resignations are submitted as anticipated. As a result, the controlling stockholder group would have the power to call a special meeting of stockholders for the purpose of removing one or more directors if both Proposal No. 3 to declassify the Board and this Proposal No. 4 are approved.

Required Vote

The affirmative vote of the holders of 66.7% of the voting power of the shares of voting stock entitled to vote generally in the election of directors, voting together as a single class, is required to approve this proposal pursuant to the Charter.

Management Recommendation

The Board unanimously recommends that you vote FOR this management Proposal No. 4 providing for the deletion of Article FIFTH D. of the Company’s Certificate of Incorporation, regarding the ability to call a special meeting of stockholders.

2025 ANNUAL PROXY STATEMENT

PROPOSAL 5: REMOVAL OF A PROVISION FROM OUR CERTIFICATE OF INCORPORATION REQUIRING A 66.7% VOTE IN ORDER FOR STOCKHOLDERS TO REMOVE DIRECTORS

This management proposal seeks to eliminate a provision from our Charter that requires a 66.7% vote of stockholders to remove a director.

Background and Reasons for Proposed Amendment

As part of our continuous evaluation of corporate governance practices, our Board regularly reviews our governing documents and considers possible changes. While the Board recognizes that supermajority voting requirements can promote stability and protect stockholders by requiring broad stockholder support for certain fundamental changes, and notes that we believe our current governance structure has served our stockholders extraordinarily well, the Board, having heard our stockholders’ preferences expressed through their engagement with us, has decided that it is in the best interests of the Company and our stockholders at this time to recommend that our stockholders adopt an amendment to our Charter to eliminate the provision that requires a 66.7% vote of stockholders to remove a director. If this Proposal No.5 is approved, but Proposal No.3, the declassification proposal, is not approved, paragraph SIXTH of the Amended and Restated Certificate of Incorporation would retain the language that is currently contained in paragraph SIXTH of the Charter, except that the last sentence of paragraph SIXTH would be revised to read as follows:

“Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.”

If both this Proposal No. 5 and Proposal No. 3, the declassification proposal, are approved, our Bylaws and Delaware law will determine who has the authority to remove a director and the circumstances in which removal of directors can occur. Currently, our Bylaws provide that, except as may otherwise be required by Delaware law, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. This provision will not be effective, however, unless both this Proposal No. 5 and Proposal No. 3 to declassify the Board, are both approved, and the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware.

After considering the advantages and disadvantages of the 66.7% requirement to remove directors at this time, the Board has approved, and recommends that stockholders approve, an amendment to our Charter to remove this requirement.

The proposed Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix A, which we would file promptly following the Annual Meeting if our stockholders approve this proposal (subject to revision as described above under Proposal No. 3: Declassification of the Board of Directors—Partial Stockholder Approval of Recommended Charter Amendments if our stockholders approve only some of the Charter amendment proposals recommended by the Board in this Proxy Statement).

2025 ANNUAL PROXY STATEMENT

For the reasons discussed above, the Board believes it is in the best interests of our stockholders at this time to implement this proposal to eliminate the provision of our Charter that requires a 66.7% vote of stockholders to remove a director.

Interest of Controlling Stockholder Group

Our controlling stockholder group currently owns in excess of 66.7% of our outstanding common stock, so passage of this Proposal No. 5 will not provide them with any rights that they do not currently have; however, if this Proposal No. 5 passes and is filed with the Delaware Secretary of State, our controlling stockholder group will be able to sell a significant percentage of its holdings in our common stock and still retain a majority of our outstanding shares and thus the ability to remove directors. In addition, if Proposal No. 3, to declassify our Board, and Proposal No. 4, to delete a provision specifying the requirements to call a special meeting of stockholders from our Certificate of Incorporation, are approved, our controlling stockholder group would have the ability to cause a special meeting of stockholders to be called and could remove, one, some or all directors.

Required Vote

The affirmative vote of the holders of 66.7% of the voting power of all of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to approve this proposal pursuant to the Charter.

Management Recommendation

The Board unanimously recommends that you vote FOR this management Proposal No. 5 seeking to eliminate a provision from our Certificate of Incorporation that requires a 66.7% vote of stockholders to remove a director.

2025 ANNUAL PROXY STATEMENT

PROPOSAL 6: REMOVAL OF A PROVISION FROM OUR CERTIFICATE OF INCORPORATION REQUIRING A 66.7% VOTE IN ORDER FOR STOCKHOLDERS TO AMEND OUR BYLAWS

This management proposal seeks to eliminate a provision from our Charter that requires a 66.7% vote of stockholders to amend our Bylaws.

Background and Reasons for Proposed Amendment

As part of our continuous evaluation of corporate governance practices, our Board regularly reviews our governing documents and considers possible changes. While the Board recognizes that supermajority voting requirements can promote stability and protect stockholders by requiring broad stockholder support for certain fundamental changes, and notes that we believe our current governance structure has served our stockholders extraordinarily well, the Board, having heard our stockholders’ preferences expressed through their engagement with us, has decided that it is in the best interests of the Company and our stockholders at this time to recommend that our stockholders adopt an amendment to our Charter to eliminate the provision that requires a 66.7% vote of stockholders to amend our Bylaws.

If this Proposal No. 6 is approved, the proviso to Article SEVENTH of our Charter, set forth below, would be deleted:

“provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and 7/10th percent (66.7%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the by-laws of the Corporation.”

In that event, our Bylaws will determine the vote required in order for our stockholders to amend our Bylaws.  Currently, our Bylaws provide that they may be amended, altered, repealed, or added to at any regular meeting of the stockholders or board of directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the directors in office, as the case may be. This provision will not be effective, however, unless this Proposal No. 6 is approved, and the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware. Our Board of Directors currently possesses the authority to amend our Bylaws, and this will not change, regardless of whether or not this Proposal No. 6 is approved.

After considering the advantages and disadvantages of the 66.7% stockholder vote requirement to amend our Bylaws, the Board has approved, and recommends that stockholders approve, an amendment to our Charter to remove this requirement.

The proposed Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix  A, which we would file promptly following the Annual Meeting if our stockholders approve this proposal (subject to revision as described above under Proposal 3: Declassification of the Board of Directors—Partial Stockholder Approval of Recommended Charter Amendments if our stockholders approve only some of the Charter amendment proposals recommended by the Board in this Proxy Statement).

2025 ANNUAL PROXY STATEMENT

For the reasons discussed above, the Board believes it is in the best interests of our stockholders at this time to implement this proposal to eliminate the provision of our Charter that requires a 66.7% vote of stockholders to amend our Bylaws.

Interest of Controlling Stockholder Group

Our controlling stockholder group currently owns in excess of 66.7% of our outstanding common stock, so passage of this Proposal No. 6 will not provide them with any rights that they do not currently have; however, if this Proposal No. 6 passes and is filed with the Delaware Secretary of State, our controlling stockholder group will be able to sell a significant percentage of its holdings in our common stock and still retain a majority of our outstanding shares and thus the ability to amend our Bylaws. In addition, if Proposal No. 6, to delete a provision specifying the requirements to call a special meeting of stockholders from our Certificate of Incorporation, is approved, our controlling stockholder group would have the ability to cause a special meeting of stockholders to be called for the purpose of amending our Bylaws and would have the power to amend them at that meeting.

Required Vote

The affirmative vote of the holders of 66.7% of the voting power of all of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to approve this proposal pursuant to the Charter.

Management Recommendation

The Board unanimously recommends that you vote FOR this management Proposal No. 6 to eliminate a provision from our Certificate of Incorporation that requires a 66.7% vote of stockholders to amend our Bylaws.

2025 ANNUAL PROXY STATEMENT

EXECUTIVE OFFICERS

The following narratives summarize the business experience over at least the last five years of our current executive officers, other than Messrs. Palmer and Hubbell, whose business experience is described in the section titled Information Regarding Director Nominees and Continuing Directors of this Proxy Statement.

Michael L. Schmit
Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

Michael L. Schmit has been Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of the Company since May 17, 2022. He has also served as Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of RPC, Inc., since May 17, 2022. Previously, he served as Chief Accounting Officer at Schweitzer-Mauduit International, Inc., a global performance materials engineering and manufacturing company, since 2019. In addition, he served as the Chief Accounting Officer and Controller of Chart Industries, Inc., a global manufacturer of highly engineered equipment servicing the clean energy and industrial gas markets, in 2019 and 2018 and as Corporate Controller in 2017. Earlier in his career, Mr. Schmit worked for other public and private companies, including Georgia-Pacific, LLC, in various financial and risk management roles. He also worked in public accounting with Ernst & Young, both in the U.S.A. and Australia. Mr. Schmit holds a B.S. in Business Administration from the University of Nebraska with a major in Accounting and holds a CPA certification as well as several other related professional designations.

2025 ANNUAL PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program and provides an overview of how the Human Capital Management and Compensation Committee made compensation decisions in 2024 for each of our Named Executive Officers (NEO) which consist of our Principal Executive Officer, our Principal Financial Officer, and our Executive Chairman of the Board, who were serving in such capacities in fiscal 2024. For a complete understanding of the executive compensation program, this disclosure should be read in conjunction with the Summary Compensation Table and other executive compensation-related disclosures included in this Proxy Statement.

In fiscal year 2024, our Named Executive Officers were:

Named Executive Officer	Position with the Company in 2024
Ben M. Palmer	President and Chief Executive Officer
Michael L. Schmit	Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
Richard A. Hubbell	Executive Chairman of the Board

Executive Summary

Fiscal Year 2024 Financial Highlights

➢	Net sales of $236.6 million, a decrease of 38% over prior year.
➢	Net income of $17.9 million, a decrease of 57% over prior year.
➢	Net Cash Flow provided by operating activities was $29.5 million.
➢	The Company remains debt-free and paid $43.7 million in dividends in 2024.

2025 ANNUAL PROXY STATEMENT

Executive Compensation Practices and Governance Policies

What We Do		What We Don’t Do
✔	Pay for Performance Majority of total compensation awarded to our named executive officers is directly linked to the Company’s financial performance.	✘	No Tax Gross-Ups Our named executive officers are not entitled to tax gross-ups under any of our compensation programs or policies.
✔	Align the Interests of Executives with those of Our Stockholders Equity compensation represents a significant portion of our named executive officers’ total compensation.	✘

No Hedging or Pledging

Under our Insider Trading Policy, we prohibit our employees, including our named executive officers and the members of our board of directors, from hedging or pledging our securities.

✔	Stock Ownership Guidelines We maintain strong stock ownership requirements for our directors and executive officers.	✘

No Employment Contracts

There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments, other than annual restricted stock grant agreements.

✔	Independent Compensation Committee Our Human Capital Management and Compensation Committee is composed solely of independent directors.

Our Goals	How Goal was Reinforced in Our 2024 Compensation Program
Generate strong financial performance and returns for our stockholders
➢
Most of the executive compensation was delivered in the form of Annual Cash Incentives and Long-Term Incentive Compensation which align with stockholder interests.
➢
All of the 2024 Annual Incentive Compensation payouts were based on financial performance metrics. Our 2024 Annual Incentive Compensation rewarded executives for cash flow generation and profitability using Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) as the primary performance metric. See section titled Annual Incentive Compensation of this report for schedule showing computation of EBITDA.
➢
Our Long-term Incentive Plan incentivizes the creation of stockholder value through the grant of equity compensation including the use of absolute and relative TSR performance goals for a portion of the Performance Share Unit awards (PSU).

Attract and retain highly qualified individuals, with a strong emphasis on teams working together to capitalize on opportunities and solve problems
➢
We did not target a specific market percentile for executive compensation. Instead, executive compensation was set based on a holistic review of several factors, including market pay levels, individual performance and qualifications, and executive tenure.
➢
Our annual and long-term incentive programs generally reward company-wide results rather than performance against individual objectives.
➢
Our named executives’ compensation includes Long-Term Incentives that vest over a multi-year period to encourage their retention.

2025 ANNUAL PROXY STATEMENT

General Compensation Objectives and Guidelines

The Company is engaged in a highly competitive industry. The success of the Company depends on our ability to attract and retain highly qualified and motivated executives. To accomplish this objective, we have endeavored to structure our executive compensation program in a fashion that gives our Human Capital Management and Compensation Committee the flexibility to take into account our operating performance and the individual performance of our executive officers.

The Human Capital Management and Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. Our compensation policy is designed to achieve three fundamental objectives:

➢	Attract and retain qualified executives;
➢	Motivate performance to achieve Company objectives; and
➢	Align the interests of our executives with the long-term interests of the Company’s stockholders.

The Human Capital Management and Compensation Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner. During the year, none of the executive officers made recommendations or otherwise contributed input on their own compensation levels.

The Company’s executive officers are also executive officers of RPC, Inc. (RPC) and receive compensation directly from RPC. The members of the Company’s Human Capital Management and Compensation Committee also constitute the Human Capital Management and Compensation Committee of RPC. In determining the compensation for the executive officers of the Company, the Committee considers these dual responsibilities and sources of compensation. The Company sets compensation of its executives at such levels so that the aggregate compensation received from both RPC and the Company is reasonable in light of their respective responsibilities and the performance of both companies, and so that the compensation from the Company for services solely to the Company is reasonable. A discussion of the Company’s executive officers’ compensation at RPC is contained in its annual Proxy Statement filed with the SEC.

Pursuant to our compensation philosophy, the total annual compensation of our executive officers is primarily made up of one or more of the following three core elements:

➢	base salary (fixed compensation);
➢	annual performance-based cash incentive compensation (cash incentive); and
➢	grants of stock-based awards such as restricted stock and performance share units (equity incentive).

In addition, we also provide retirement compensation plans, group welfare benefits and certain perquisites.

We believe (i) a competitive base salary is important to attract, retain and motivate our top executives; (ii) annual performance-based incentive compensation is valuable in recognizing and rewarding individual achievement towards the achievement of company-wide results; and (iii) equity-based compensation makes executives “think like owners” and, therefore, aligns their interests with those of our stockholders. Beginning in 2023, we included PSUs with three-year performance conditions in the equity incentive component, which we believe further aligns NEO compensation with sustained long-term value creation and enhances executive retention by requiring attainment of performance goals over multiple years.

2025 ANNUAL PROXY STATEMENT

Fiscal 2024 Named Executive Officer Compensation Details

The table below reflects the approximate general distribution of the three core elements of NEO compensation earned for fiscal 2024 as determined by our Human Capital Management and Compensation Committee.

Total Direct Compensation

The numbers presented in the charts above are calculated in accordance with the presentation in the Summary Compensation Table included in the Executive Compensation section. Accordingly, the cash incentive component consists of the cash bonuses earned in the prior year that are actually paid out for 2024 performance, but the stock awards are valued at fair value on the grant date. See section titled Grants of Plan-Based Awards in 2024 for further information about their valuation. Actual value ultimately received by the NEOs with respect to these awards may be greater or lesser than the grant date fair value. Fixed compensation presented in the chart consists of base salary. The numbers presented for “Other Named Executive Officers” are averaged for simplicity of presentation, but the mix for individual NEOs varies depending upon their role and responsibilities, as the Human Capital Management and Compensation Committee has deemed appropriate.

Compensation Elements

The following table sets forth information regarding each of the three core elements of the target compensation for the executive officers in 2024, including a description of each element.

Compensation Element	Description
Base Salary	Fixed cash compensation based on each executive officer’s role, responsibilities, competitive market positioning, and individual performance.
Annual Incentive Compensation

Annual performance-based incentive cash compensation with target award amounts for each executive officer. Actual bonus amounts may be higher or lower than target based on the achievement of certain Company performance goals.

Long-Term Incentive Compensation

Grants of stock-based awards in the form of Time-Based Restricted Share Awards (RSAs) and PSUs. Like annual incentive compensation, PSUs provide for target award payouts, but actual payout levels may be higher or lower than target based on achievement of Company performance goals and stock performance over a three-year term.

2025 ANNUAL PROXY STATEMENT

Base Salary

Base salary represents the fixed element of the compensation of our executive officers and is an important element of compensation intended to attract and retain qualified executives. The Human Capital Management and Compensation Committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary). In making its determinations, the Human Capital Management and Compensation Committee gives consideration to the Company’s operating performance for the prior fiscal year and the individual executive’s performance and compensation paid by RPC. Base salary increases are not automatic or guaranteed.

Base Salary Adjustments

Base salaries for 2024 were as follows: Ben M. Palmer: $450,000 (no change from 2023); Michael L. Schmit: $160,000 (increased from $150,000 in 2023) and Richard A. Hubbell: $300,000 (no change from 2023). At the January 2025 meeting, Ben M. Palmer, Michael L. Schmit, and Richard A. Hubbell’s base salary was $463,500, $164,800, and $309,000 respectively effective January 1, 2025. The base salaries are adjusted from time to time in order to remain competitive with market rates and to reflect changes in each executive officer’s duties and job responsibilities.

Annual incentive compensation

On an annual basis, the Human Capital Management and Compensation Committee establishes performance goals after the commencement of the performance period to which such goals relate. Performance goals for each participant may be based on corporate, business unit/function or individual performance, or a combination of one or more such measures.

In connection with the annual establishment of performance goals, the Committee sets a target award for each participant for the applicable year, which is expressed as a percentage of the participant’s base compensation (the “Target Award”) in effect on the last day of the final pay period of that year. If the participant’s performance goals are based upon a combination of performance measures, the Committee will weigh the importance of each performance measure by assigning a percentage (the “Weighted Percentage”) to each performance measure (“Target Performance Goal”). For 2024, the Human Capital Management and Compensation Committee approved an annual cash incentive based on levels of performance using the measurement of EBITDA. The incentive design established an EBITDA target level of performance corresponding to the target annual incentive. Target, threshold and maximum levels of performance for 2024 were as follows:

➢	threshold performance level (with a Performance Value of 50% of the Target Award);
➢	target performance level (with a Performance Value of 100% of the Target Award); to
➢	maximum performance level (with a Performance Value of 200% of the Target Award).

To calculate a participant’s cash award amount for a given year where there is more than one performance measure, the amount earned for each such measure will be calculated individually first, and then they are totaled to determine the total payout. The amount earned for each performance measure equals the product of the Target Award multiplied by the Weighted Percentage assigned to that performance measure, multiplied by the Performance Value attained for that performance measure, multiplied by base salary. However, no bonus is earned if performance is below threshold level, and the bonus is capped at the maximum amount. The Committee determines the maximum cash award as a percentage of a participant’s base salary for each applicable year. In 2024, there was only one performance goal, so the Weighted Percentage multiplier was 100%. See diagram below for a visualization of the Performance-Based Incentive Cash Compensation calculation for 2024:

2025 ANNUAL PROXY STATEMENT

For 2024, the Committee established the target incentive award for the Chief Executive Officer and for the other members of executive management at the amounts shown in the following table:

	Award Opportunity
	Base Salary	Target Award	Target Award
Named Executive Officer	($)	(as a % of base salary)	($)
Ben M. Palmer	450,000	70	315,000
Michael L. Schmit	160,000	70	112,000
Richard A. Hubbell	300,000	70	210,000

EBITDA is a widely used financial performance of short-term corporate profitability and is calculated by adding interest, income taxes, depreciation and amortization expenses to net income. The Company was required to achieve at least 75% of the target performance goal for executive officers to be eligible for any incentive cash compensation. These awards are determined on a sliding scale between the threshold performance level and maximum performance level, which corresponds to 130% of the target performance goal. To be eligible for the bonus award for 2024, EBITDA was required to be $21.0 million to be at the threshold and increased to maximum if EBITDA was $36.4 million or higher. The target criteria and actual fiscal 2024 results for EBITDA are as follows:

Metrics	Threshold (75%)	Target (100%)	Maximum (130%)	Results	Percent Attained of Target Awards
EBITDA	$21.0M	$28.0M	$36.4M	$21.1M	75.4%

2025 ANNUAL PROXY STATEMENT

The actual fiscal 2024 result for EBITDA was calculated as follows:

2024 EBITDA Calculation (in thousands)
Net income	$17,853
Interest income, net	(2,876)
Income tax provision	3,289
Depreciation and amortization	2,786
EBITDA	$21,052

The table below sets forth the threshold, target and maximum percentages of base salary for awards under the 2024 Incentive Plan, together with the achievement and actual Annual Cash Incentives paid to our named executive officers, based on actual Company results.

	Award Opportunity				Bonus Earned
Name	Threshold (1)	Target (1)	Maximum (1)	Actual (1)	% of Target Award	$
Ben M. Palmer	50%	100%	200%	75.4%	50.0%	$157,500
Michael L. Schmit	50%	100%	200%	75.4%	50.0%	$56,000
Richard A. Hubbell	50%	100%	200%	75.4%	50.0%	$105,000
(1)	Award Opportunity is a percentage of Target Award.

For 2023, our executive officers were paid 108% of the target cash incentive, based on the performance achieved that year. In 2022, our executive officers were paid 150% of the target cash incentive, based on the performance achieved that year. As of the proxy date, the 2025 cash incentives have been designed and set with similar performance goals as in 2024 and the 2025 target award for Messrs. Palmer and Hubbell was set at 100% of base salary.

long-term incentive compensation

Our Stock Incentive Plan (“SIP”) allows for a wide variety of stock-based awards including RSAs and PSUs. The terms and conditions of awards granted under the SIP are described in more detail below.

Awards under the Company’s SIP are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. For the past few years, we have granted RSAs to various employees, including our executive officers, during our regularly scheduled meeting of the Human Capital Management and Compensation Committee in which the Committee reviews executive compensation, and more recently incorporated PSUs into the executive compensation program. In order to balance performance and retention incentives, awards made during fiscal 2024 consisted of 80% RSAs and 20% PSUs. At the January 2025 meeting, 2025 awards consisted of 75% RSAs and 25% PSUs. The Human Capital Management and Compensation Committee believes that RSAs promote an ownership culture, align executives’ interests with those of our Stockholders and provide retention incentives for our executive officers, while PSUs act as an additional tool for linking individual interests of our executive officers to those of our Stockholders.

2025 ANNUAL PROXY STATEMENT

Consistent with this practice, we granted the following awards to our executive officers:

RSAs:
Name	2024	2023
Ben M. Palmer	50,000	38,250
Michael L. Schmit	16,667	13,500
Richard A. Hubbell	30,000	21,750

PSUs:
Name	2024 *	2023 *
Ben M. Palmer	12,500	12,750
Michael L. Schmit	4,166	4,500
Richard A. Hubbell	7,500	7,250
* Represents target level with no adjustment for the TSR modifier

For 2024, total equity compensation granted is comprised of RSAs and PSUs that will be earned over time as described below:

RSAs – RSAs granted in 2024 and later vest ratably over a period of three years and RSAs granted in 2023 vest over four years. Prior to 2023, the RSAs vested one-fifth per year beginning on the second anniversary of the grant date. RSAs granted in 2025 vest over three years. RSAs have full voting and dividend rights. However, until the RSAs vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to disability or retirement on or after age 65), the unvested RSAs will be forfeited. In the event of death, or “change in control” as determined by the Board of Directors, all unvested RSAs shall vest immediately.

PSUs – For 2024 each of the officers was granted a target number of PSUs with each such unit representing the right to receive, to the extent then vested, an amount payable in stock subject to certain performance conditions measured over the 3-year period ending in 2026. Potential payouts under the PSUs are based on levels of performance using “3-Year Cumulative EPS,” which equals the aggregate of Earnings Per Diluted Share for fiscal years 2024, 2025 and 2026, subject to adjustments approved by the Human Capital Management and Compensation Committee but only if such an adjusted measure is disclosed in the Company’s SEC filings. No such adjustments were made for fiscal 2024. The award provides for threshold, target and maximum levels of payout, so that attainment of 75% of the target 3-Year Cumulative EPS will result in a payout at 50% of target level, while attaining 130% of the target 3-Year Cumulative EPS will result in a payout at 200% of target level; subject to further adjustment based upon a TSR Modifier. The TSR Modifier adjusts the payout levels upward or downward by an amount up to 20%, based on the applicable relative percentile ranking of our stock benchmarked against the Russell 2000 Small Cap Index. TSR is calculated as the net price change in the market price for our stocks over the 3-Year period, based on the 20-trading day average price at the beginning of 2024 and the end of 2026. With respect to both measures, interpolation is used to determine the payouts associated with performance between the threshold, target and maximum levels.

Based on current estimates, 2024 PSU grants may meet or exceed threshold performance levels. Actual performance could be higher or lower than our estimates. See section titled Grants of Plan-Based Awards in 2024 below for threshold, target, and maximum share numbers and grant date fair values. The shares granted in 2024 are set to cliff-vest on December 31, 2026. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, disability or change in control as defined in the agreements), the unvested PSUs will be forfeited. In the event of death, disability or change in control as defined in the agreements, all unvested PSUs shall vest immediately at 100% of target levels, without regard to the actual EPS performance, and with no adjustment for the TSR modifier.

PSU awards also include the right to “Dividend Equivalents” with respect to the underlying shares. Dividend equivalents are accrued over the performance period, in cash, based upon target payout level, subject to a true-up at the end of the three-year cycle. Accrued Dividend Equivalents will be paid out upon vesting of the PSUs, but no such Dividend Equivalents will be payable to the extent the awards fail to vest or are forfeited, or

2025 ANNUAL PROXY STATEMENT

the performance goals are not met. PSUs confer no voting rights with respect to the underlying shares prior to vesting and payout.

The amount of the aggregate stock-based awards to our executive officers in any given year is influenced by the Company’s overall performance: for both RSAs and PSUs, the Committee takes into consideration both our historical performance and our projected goals and plans; in the case of PSUs, a certain minimum performance must be achieved in order for any shares to be issued. The amount of each grant to our executive officers is influenced in part by the Committee’s assessment of each individual’s respective contributions to achievement of the Company’s long-term goals and objectives, in addition to the recent prices of the Company’s common shares. In evaluating individual performance for these purposes, the Committee considers the overall contributions of executive management as a group and the Committee’s subjective assessment of each individual’s relative contribution to that performance rather than specific aspects of each individual’s performance over a short-term period. We expect to continue annual grants of RSAs and PSUs, although we reserve the right to modify or discontinue these or any of our other compensation practices at any time. Grants of RSAs and PSUs are made under our SIP which is administered pursuant to Rule 16b-3 under the Exchange Act.

Other Compensation

Health and Retirement Plans

The Company maintains a 401(k) Plan for the benefit of all its eligible employees. Ben M. Palmer, Michael L. Schmit and Richard A. Hubbell are not eligible to participate in the Company’s 401(k) Plan because they participate in the corresponding plan at RPC. In addition, the Company maintains a non-qualified Supplemental Retirement Plan (SRP) for executives and certain other highly compensated employees. In the fourth quarter of 2024, the Board of Directors approved the termination of the SRP. Pursuant to the Internal Revenue Service rules, participant balances will be distributed between 12 and 24 months after SRP termination.

Perquisites and Other Personal Benefits

Messrs. Palmer, Schmit and Hubbell are eligible to participate at RPC in regular employee benefit programs, including group life insurance, group medical and dental coverage and other group benefit plans. In addition to the total direct compensation and benefits described above, the Chief Executive Officer and Executive Chairman of the Board are eligible to use the Company’s aircraft for personal travel.

Compensation Setting Process

Role of the Human Capital Management and Compensation Committee

Under its Charter the Human Capital Management and Compensation Committee is responsible for, among other things, reviewing our overall executive compensation philosophy and strategy including base salary, annual cash incentive, and stock-based incentives to ensure that the strategy supports our compensation policy.

The Human Capital Management and Compensation Committee is composed of three Non-Employee Directors: Jerry W. Nix (Chairperson), Patrick J. Gunning and John F. Wilson, each of whom is independent.

The Human Capital Management and Compensation Committee has the authority, at its sole discretion, to retain or obtain the advice of any compensation consultant, legal counsel or other advisor to assist the Committee in the performance of its duties and may at its discretion be directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant, legal counsel or other advisor so retained. The Committee has not retained the services of any compensation consultants in determining or recommending the amount or form of executive compensation. The Human Capital Management and Compensation Committee may also, from time to time, and in its discretion, form, and delegate all or a portion of its authority to subcommittees; provided that such subcommittees meet the Committee’s composition requirements set forth in its Charter or under any applicable federal or state laws.

2025 ANNUAL PROXY STATEMENT

Role of Management

The Human Capital Management and Compensation Committee solicits input from Richard A. Hubbell, Executive Chairman of the Board and Ben M. Palmer, President and Chief Executive Officer, with respect to the performance of our executive officers and their compensation levels. The Human Capital Management and Compensation Committee considers Mr. Hubbell’s and Mr. Palmer’s evaluation and each of their direct knowledge of each executive officer’s performance (other than with respect to themselves) and contributions when making compensation decisions. For decisions made in 2024, Management retained the services of Mercer, LLC (Mercer), an independent executive compensation advisory firm. In doing so, Management reviewed information regarding independence and potential conflicts of interest with Mercer. Management receives from Mercer information on  general compensation data and advice on design of incentives, which is also shared with the Human Capital Management and Compensation Committee. From time to time Mercer attends the Human Capital Management and Compensation Committee meetings but does not provide specific advice directly to the Human Capital Management and Compensation Committee. Neither Mercer nor its affiliates provided additional services to the Company in an amount in excess of $120,000 in 2024.

The Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast an advisory vote on executive compensation (a Say-on-Pay proposal) every three years. At our annual meeting of stockholders held in April 2023, a substantial majority of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal. The Human Capital Management and Compensation Committee believes this affirms the stockholders’ support of our approach to executive compensation. The stockholders voted to hold a Say-on-Pay advisory vote on executive compensation every three years, and the Board resolved to accept the stockholders’ recommendation. As a result, the advisory vote on executive compensation is being held again at the 2026 Annual Meeting of Stockholders. The Human Capital Management and Compensation Committee will continue to consider the outcome of our Say-on-Pay votes when making future compensation decisions for our executive officers.

Equity Award grant policies

Equity awards are discretionary and are generally granted to our named executive officers in the first quarter of the applicable fiscal year. In certain circumstances, including the hiring or promotion of an officer, the Human Capital Management and Compensation Committee may approve grants to be effective at other times. Marine Products does not currently grant stock options to its employees. The Human Capital Management and Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2024, and Marine Products does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Policies Regarding Stock Ownership by Executive Officers

Stock Ownership Requirements

Stock Ownership Guidelines (the Guidelines) for our executive officers and other key executives adopted by the Human Capital Management and Compensation Committee to align the interests of our executives with the interests of our stockholders and are summarized as follows:

➢	President and Chief Executive Officer – Ownership equal to 4 times base salary;
➢	Chief Financial Officer – Ownership equal to 3 times base salary; and
➢	Executive Chairman of the Board – Ownership equal to 4 times base salary.

Participants under the Guidelines have a period of five years from the date of appointment to a qualifying position in which to satisfy the Guidelines. Participants who become subject to these Guidelines will have their individual ownership requirement established based upon their base salary at the time they became subject to the Guidelines and the Company’s average closing common stock price for the prior calendar year. The share values get recalculated each year. Promotions into a different position category will require recalculation of a

2025 ANNUAL PROXY STATEMENT

participant’s ownership requirements as appropriate. Once established, a participant’s ownership requirement does not change as a result of changes in their base salary.

Shares counted toward this requirement will be based on shares beneficially owned by such participant (as beneficial ownership is defined by the SEC’s rules and regulations) including:

➢	Shares owned directly by the participant (including through open market purchases or acquired and held upon vesting of Company equity awards);
➢	Unvested RSAs; and
➢	Shares held in trust in the participant’s name.

Once achieved, ownership of the amount under the Guidelines must be maintained for as long as the participant is subject to the Guidelines, and the participant is required to retain a minimum of 20% of any future equity awards.

Prohibition on Hedging and Pledging of Common Stock

Under our Insider Trading Policy, we prohibit our employees, including our Named Executive Officers and the members of our Board of Directors, from hedging or pledging or otherwise encumbering individually owned or granted Company securities.

Clawback Policy

Our Board has adopted a “Policy Relating to Recovery of Erroneously Awarded Compensation” that complies with the NYSE clawback rules which were required by SEC Rule 10D-1. Under this policy, in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company's material noncompliance with any financial reporting requirement under the securities laws, the policy requires that the Human Capital Management and Compensation Committee, to the extent legally permitted and pursuant to the terms of the policy, recover from current and former Section 16 officers any incentive-based compensation, as defined in the NYSE's clawback rules, received by such officers that exceeds the amount of incentive-based compensation that otherwise would have been received had such incentive based compensation been determined according to the applicable accounting restatement.

Tax Deductibility of Compensation

As a result of the Tax Cuts and Jobs Act, starting with compensation payable in 2019, Section 162(m) of the Internal Revenue Code limits us from deducting compensation, including performance-based compensation, in excess of $1,000,000 paid to our executive officers. The Human Capital Management and Compensation Committee will continue to retain full discretion to award compensation packages that best attract, retain and reward successful executive officers. Therefore, the Human Capital Management and Compensation Committee anticipates that it will award compensation that is not fully deductible under Section 162(m).

Compensation-Related Risk

The Company regularly assesses the risks related to our compensation programs, including our executive compensation programs and does not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Incentive award targets and bonus opportunities, including targets and opportunities under outstanding PSUs are reviewed annually, allowing the Committee to maintain an appropriate balance between rewarding high performance without encouraging excessive risk.

2025 ANNUAL PROXY STATEMENT

HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE REPORT

The Human Capital Management and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and based on such review and discussions, the Human Capital Management and Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Human Capital Management and
Compensation Committee of the Board of Directors

Jerry W. Nix, Chairperson
Patrick J. Gunning
John F. Wilson

This report of the Human Capital Management and Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

2025 ANNUAL PROXY STATEMENT

EXECUTIVE COMPENSATION

There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments, other than annual cash incentives, restricted stock awards and performance unit grants. The following table provides information regarding the annual and long-term compensation for services in all capacities paid to each of our named executive officers for the years indicated below:

SUMMARY COMPENSATION TABLE

						Change in
						Pension Value
						and
					Non-Equity	Nonqualified
					Incentive	Deferred
				Stock	Plan	Compensation	All Other
		Salary	Bonus	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($) (1)	($) (2)	($) (1)	($)	($) (3)	($)
Ben M. Palmer (4)	2024	450,000	—	720,375	157,500	—	—	1,327,875
President and	2023	450,000	—	673,200	340,200	—	—	1,463,400
Chief Executive Officer	2022	431,058	—	456,000	472,500	—	—	1,359,558

Michael L. Schmit (4)	2024	160,000	—	240,120	56,000	—	—	456,120
Vice President,	2023	150,000	—	237,600	113,400	—	—	501,000
Chief Financial Officer, Treasurer	2022	93,173	—	171,000	157,500	—	—	421,673
and Corporate Secretary

Richard A. Hubbell (4)	2024	300,000	—	432,225	105,000	—	—	837,225
Executive Chairman	2023	300,000	—	382,800	226,800	—	—	909,600
of the Board	2022	394,711	—	296,400	315,000	—	—	1,006,111
(1)	Annual incentive compensation is accrued in the fiscal year earned and paid in the following fiscal year.
(2)	Represents the fair value of the award at the date of grant computed in accordance with ASC Topic 718. See Note titled “Employee Benefit Plans” to our Financial Statements contained in our Form 10-K for the period ended December 31, 2024 for a discussion of assumptions used in these computations. For this computation, we do not include an assumption for estimated forfeitures. For the PSUs awarded in 2024 and 2023, the fair value presented assumes that all of the awards will pay out at target levels with no adjustment for the TSR modifier, If the maximum level of performance is achieved with the maximum upward adjustment for the TSR modifier, the grant date fair values of the PSUs would be $369,300 for Mr. Palmer; $123,080 for Mr. Schmit; and $221,580 for Mr. Hubbell. Grant date fair value is comprised of $566,500 related to RSAs and $153,875 related to PSUs for Mr. Palmer; $188,837 related to RSAs and $51,283 related to PSUs for Mr. Schmit; and $339,000 related to RSAs and $92,325 related to PSUs for Mr. Hubbell.
(3)	Messrs. Palmer and Hubbell have each been provided the use of a boat at no charge but are responsible for paying maintenance, fuel and other fees, costs and charges related to the operation of the boats; Company costs related to such use are minimal and not included herein.
(4)	Prior to May 17, 2022, Richard A. Hubbell served as the President and Chief Executive Officer and Ben M. Palmer served as the Vice President, Chief Financial Officer and Corporate Secretary. Michael L. Schmit has served as the Chief Financial Officer, Treasurer and Corporate Secretary since May 17, 2022.

2025 ANNUAL PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS IN 2024

								All Other	Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Stock Awards:	Fair Value
		Under Non-Equity			Under Equity			Number of	of Stock
		Incentive Plan Awards (1)			Incentive Plan Awards (2)			Shares	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	RSA	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#) (3)	($) (4)
Ben M. Palmer	2/20/2024	157,500	315,000	630,000	—	—	—	—	—
	1/23/2024	—	0	—	6,250	12,500	25,000	—	153,875
	1/23/2024	—	0	—	—	0	—	50,000	566,500
Michael L. Schmit	2/20/2024	56,000	112,000	224,000	—	—	—	—	—
	1/23/2024	—	0	—	2,083	4,166	8,332	—	51,283
	1/23/2024	—	0	—	—	—	—	16,667	188,837
Richard A. Hubbell	2/20/2024	105,000	210,000	420,000	—	—	—	—	—
	1/23/2024	—	—	—	3,750	7,500	15,000	—	92,325
	1/23/2024	—	—	—	—	—	—	30,000	339,900
(1)	These amounts illustrate the potential bonus awards under the Management Incentive Plan for 2024. See Summary Compensation Table for actual amounts awarded.
(2)	PSUs are earned based upon the Company’s performance, over a three-year period, in each case subject to a potential adjustment based upon the application of a relative TSR modifier. The Maximum and Threshold amounts do not include the upward or downward TSR modifier adjustment of 20%. If applied, the maximum amount and threshold amount of PSUs is 53,332 units and 10,833 units, respectively. PSUs are entitled to certain Dividend Equivalents as described in the section titled Compensation, Discussion and Analysis – Long Term Incentive Compensation.
(3)	These amounts represent shares underlying RSAs granted during 2024 that vest ratably over three years. RSAs have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged.
(4)	These amounts represent aggregate grant date fair value for grants of RSAs and PSUs awarded in fiscal year 2024 under our SIP computed in accordance with ASC Topic 718. The amounts reported with respect to PSUs are based on the probable outcome of the performance conditions as of the grant date, which is estimated at target, with no adjustment for the TSR modifier. Actual payouts may be different based on the Company’s performance. Please see footnote (2) to the Summary Compensation Table for additional details.

We have not issued any stock options since 2003 to the executive officers and have no immediate plans to issue additional stock options.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

The Company does not have any outstanding option awards made in prior years to the executives named in our Summary Compensation Table. The table below sets forth the total number of unearned and unvested shares underlying PSUs that remained outstanding at December 31, 2024, as adjusted based upon achievement against performance targets to date, as well as restricted shares of Common Stock outstanding at December 31, 2024 that were granted in prior years to the executives but had not yet vested on that date. The table also presents market values of those awards, calculated based on the $9.17 closing price of our Common Stock on December 31, 2024, the last trading day of the year.

2025 ANNUAL PROXY STATEMENT

Stock Awards
			Equity Incentive	Equity Incentive
	Number of	Market Value	Plan Awards:	Plan Awards:
	Shares or	of Shares or	Number of	Market or Payout
	Units of	Units of	Unearned Shares,	Value of Unearned
	Stock That	Stock That	Units or Other	Shares, Units or Other
	Have Not	Have Not	Rights That	Rights That Have
	Vested	Vested	Have Not Vested	Not Vested
Name	(#) (1)	($)	(#) (2)	($)
Ben M. Palmer	117,912	1,081,253	18,875	173,084
Michael L. Schmit	35,792	328,213	6,416	58,835
Richard A. Hubbell	80,762	740,588	16,125	147,866
(1)	RSAs granted prior to 2023 vested one-fifth per year beginning on the second anniversary of the grant date. RSAs granted in 2023 vest one-fourth per year beginning on the first anniversary of the grant date. RSAs granted in 2024 vest one-third per year beginning on the first anniversary of the grant date. Shares of RSAs granted to the executive officers that have not vested as of December 31, 2024, are summarized in the table that follows:

Name		Number of shares	Grant date	Date fully vested
Ben M. Palmer	RSA	2,100	1/22/2019	1/22/2025
	RSA	5,250	1/28/2020	1/28/2026
	RSA	7,875	1/26/2021	1/26/2027
	RSA	24,000	5/18/2022	1/26/2027
	RSA	28,687	1/24/2023	1/24/2027
	RSA	50,000	1/23/2024	1/23/2026
	PSU (2)	6,375	1/24/2023	12/31/2025
	PSU (2)	12,500	1/23/2024	12/31/2026

Michael L. Schmit	RSA	9,000	5/18/2022	1/26/2027
	RSA	10,125	1/24/2023	1/24/2027
	RSA	16,667	1/23/2024	1/23/2026
	PSU (2)	2,250	1/24/2023	12/31/2025
	PSU (2)	4,166	1/23/2024	12/31/2026

Richard A. Hubbell	RSA	2,600	1/22/2019	1/22/2025
	RSA	6,500	1/28/2020	1/28/2026
	RSA	9,750	1/26/2021	1/26/2027
	RSA	15,600	5/18/2022	1/26/2027
	RSA	16,312	1/24/2023	1/24/2027
	RSA	30,000	1/23/2024	1/23/2026
	PSU (2)	3,625	1/24/2023	12/31/2025
	PSU (2)	12,500	1/23/2024	12/31/2026
(2)	PSU amounts disclosed above are at threshold for 2023 and target for 2024 with no adjustment for the TSR modifier. The actual number of shares and value realized may be different from the number presented and will depend upon the company’s actual results with respect to the performance criteria and our relative TSR over a three-year performance period. For more information regarding the PSUs, see section titled Compensation Discussion and Analysis – Long-term Incentive Compensation.

2025 ANNUAL PROXY STATEMENT

OPTION EXERCISES AND STOCK VESTED

The following table sets forth:

➢	the number of shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the exercise of stock options during the fiscal year ended December 31, 2024;
➢	the aggregate dollar amount realized on the exercise date for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;
➢	the number of restricted shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the vesting of shares during the fiscal year ended December 31, 2024;
➢	the aggregate dollar amount realized on the vesting date for such RSAs computed by multiplying the number of shares vested by the market value of the shares on the vesting date; and
➢	the market value of shares was based on the closing price for the Company’s Common Stock on the date of exercise or vesting, as the case may be. The value realized for awards set forth in the table is calculated in accordance with SEC rules as described above, without regard to whether the NEO has actually transferred the stock or when; accordingly, the actual value realized by the NEOs may be greater or lesser than what is set forth in the table.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Ben M. Palmer	—	—	28,113	297,335
Michael L. Schmit	—	—	6,375	66,251
Richard A. Hubbell	—	—	23,738	253,183

2025 ANNUAL PROXY STATEMENT

BENEFIT PLANS

401(k) Plan

None of the executive officers participate in the 401(k) Plan. See Compensation, Discussion and Analysis section for additional information on the eligibility of the officers to participate in the retirement plans.

NONQUALIFIED DEFERRED COMPENSATION

The SRP has been established as a non-qualified plan that has a compensation deferral option for eligible employees. The balances in the SRP are invested in funds held in a rabbi trust. Messrs. Palmer, Hubbell and Schmit have chosen not to participate in the Company’s SRP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment or change in control of the Company as of December 31, 2024. Amounts presented in the table include amounts to which the NEOs would become entitled as of such date pursuant to their currently held, but unvested RSAs, as well as the PSUs.

The table does not include the value of amounts payable under the SRP since none of the executive officers participate in the Nonqualified Deferred Compensation plan. The table also does not include the value of benefits that are provided on the same basis to substantially all other salaried employees. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment or change in control except as described here. Additional payments or benefits to a terminating executive officer would be at the discretion of the Human Capital Management and Compensation Committee.

The terms and vesting of RSAs and PSUs are discussed in the Outstanding Equity Awards at 2024 Fiscal Year-End section of this Proxy Statement. The values presented in the table below were calculated using the closing market price of $9.17 per share for our Common Stock as of December 31, 2024, which was the last trading day in fiscal year 2024.

2025 ANNUAL PROXY STATEMENT

	Stock Awards
	Number of shares underlying	Number of shares underlying	Unrealized value
	unvested stock	unvested stock	of
	PSUs	RSAs	unvested stock
Name		(#)	($)
Ben M. Palmer
• Retirement	—	—	—
• Disability	18,875	38,338	524,643
• Death	18,875	117,912	1,254,337
• Change in control	18,875	117,912	1,254,337
Michael L. Schmit
• Retirement	—	—	—
• Disability	6,416	10,491	155,037
• Death	6,416	35,792	387,047
• Change in control	6,416	35,792	387,047
Richard A. Hubbell
• Retirement	—	18,093	165,913
• Disability	16,125	28,237	406,800
• Death	16,125	80,762	888,454
• Change in control	16,125	80,762	888,454

Accrued Pay and Regular Retirement Benefits

The amounts shown in the preceding table do not include accrued pay since they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. None of the executive officers are eligible to receive retirement benefits from the Company.

change in control or severance

The Company does not have any severance agreements with its executive officers. However, upon the occurrence of a “Change in Control,” as determined by the Board of Directors, all unvested RSAs and PSUs shall immediately vest as disclosed above.

Change-in-Control or Severance. The Company does not have any severance agreements with its Executive Officers. However, upon the occurrence of a “Change in Control,” as determined by the Board of Directors, all unvested time-lapse restricted stock shall immediately vest as disclosed above. In addition, the Committee has discretion to determine the treatment of PSUs upon a change in control, and it currently intends that all PSUs will pay out upon change in control in the same manner as upon death or disability.

2025 ANNUAL PROXY STATEMENT

PAY RATIO DISCLOSURE

The following table shows the annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the PEO. Ben M. Palmer has served as the Company’s PEO during the year ended December 31, 2024. The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. The Company believes its compensation philosophy and process yield an equitable result.

Median Employee total annual compensation	$39,907
PEO total annual compensation	1,327,875
Ratio of PEO to Median Employee Compensation	33.3:1

The Company identified the median employee as of December 31, 2023, and there have been no significant changes to its employee population or employee compensation arrangements since that date that would significantly impact the pay ratio disclosure since that date. The compensation disclosed above represents the total annual compensation of the median employee for the year ended December 31, 2024. The Company does not have employees in foreign jurisdictions. In order to identify the median employee from our employee population as of December 31, 2023, we reviewed the 2023 total compensation that included base salary, bonuses and long-term equity incentive grants as reflected in the annual compensation statements provided to each employee as part of the year-end compensation process. Employees on leave of absence for the entire year were excluded from the list and wages and salaries were annualized for those employees that were not employed for the full year of 2023 (other than seasonal and temporary employees). The median employee was selected from the annualized list. For simplicity, the value of the Company’s 401(k) Plan and medical benefits provided was excluded since the PEO does not participate in those plans. As of December 31, 2024, the Company employed 617 persons.

We believe that the pay ratio disclosure presented above is a reasonable estimate of the required disclosure. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to the pay ratios reported by other companies.

2025 ANNUAL PROXY STATEMENT

PAY VERSUS PERFORMANCE

In accordance with the SEC’s regulations, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company for the years 2024, 2023, 2022, 2021 and 2020. For further information concerning the Company’s compensation philosophy see section titled Compensation Discussion and Analysis (CD&A).

					Average	Average
					Summary	Summary
					Compensation	Compensation	Value of Initial Fixed $100
					Table Total	Actually Paid	Investment Based On:
	Summary	Summary		Compensation	for Non-PEO	to Non-PEO		Peer Group
	Compensation	Compensation	Compensation	Actually Paid	Named	Named	Total	Total	Net
	Table Total	Table Total	Actually Paid	to second	Executive	Executive	Shareholder	Shareholder	Income	EBITDA (6)
	for first PEO (1)	for second PEO (1)	to first PEO (2) (4)	PEO (2) (4)	Officers (1)	Officers (3) (4)	Return	Return (5)	(in thousands)	(in thousands)
Year	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
2024	—	1,327,875	—	1,067,706	646,672	544,422	83	117	17,853	21,052
2023	—	1,463,400	—	1,438,500	705,300	698,672	92	168	41,695	51,618
2022	1,006,111	1,359,558	990,535	1,360,405	421,673	431,123	91	132	40,347	53,701
2021	1,254,878	—	1,152,819	—	905,219	823,780	92	183	29,026	38,208
2020	1,113,750	—	1,107,375	—	687,524	801,066	104	138	19,444	26,315
(1)	Amounts disclosed for the first Principal Executive Officer (PEO), second PEO and other Non-PEO Named Executive Officers relate to reported compensation as follows:
➢	Richard A. Hubbell – was the President and Chief Executive Officer through May 17, 2022 and for the years 2021 and 2020. He has been Executive Chairman of the Board Officer since May 17, 2022. His total compensation for 2022, 2021 and 2020, has been disclosed as amounts related to first PEO. For 2024 and 2023, his compensation has been included in amounts related to Non-PEO Named Executive Officers.
➢	Ben M. Palmer – has been the President and Chief Executive Officer since May 17, 2022, and was Vice President, Chief Financial Officer and Corporate Secretary prior. For 2024, 2023 and 2022, his total compensation has been disclosed as amounts related to second PEO. For 2021 and 2020, his compensation has been disclosed in amounts related to Non-PEO Named Executive Officers.
➢	Michael L. Schmit – has been Vice President, Chief Financial Officer and Corporate Secretary since May 17, 2022, and his compensation has been included in amounts related to Non-PEO Named Executive Officer for 2024, 2023 and 2022.
➢	Randall R. Rollins – was the Executive Chairman of the Board until his passing in August 2020; his compensation until his death has been included in the amounts related to Non-PEO Named Executive Officers for that year.
(2)	The dollar amounts reported represent the amount of Compensation Actually Paid (CAP), computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. To calculate the amounts in the CAP to PEO column in the table above, the following amounts were deducted from or added to (as applicable) the Total compensation as reported in the Summary Compensation Table (SCT):

				Reported	Equity	Equity
	Reported	Reported	Reported	Value of	Award	Award
	Summary	Summary	Value of	Equity	Adjustments	Adjustments
	Compensation	Compensation	Equity	Awards to	to	to	Compensation	Compensation
	Table Total for	Table Total for	Awards to	second	first	second	Actually Paid	Actually Paid
	first PEO (a)	second PEO (a)	first PEO (b)	PEO(b)	PEO (c)	PEO (c)	to first PEO	to second PEO
Year	($)	($)	($)	($)	($)	($)	($)	($)
2024	—	1,327,875	—	(720,375)	—	460,206	—	1,067,706
2023	—	1,463,400	—	(673,200)	—	648,300	—	1,438,500
2022	1,006,111	1,359,558	(296,400)	(456,000)	280,824	456,847	990,535	1,360,405
2021	1,254,878	—	(268,938)	—	166,879	—	1,152,819	—
2020	1,113,750	—	(243,750)	—	237,375	—	1,107,375	—
(a)	The amounts disclosed represent the amounts attributable to the Named Executive Officer for the period he served as PEO and included in the amounts reported as Total compensation in the SCT.
(b)	Represents the grant date fair value of the equity awards reported in the Stock Awards column of the SCT.
(c)	Represents the year-over-year change in the fair value of equity awards, as shown below. For 2022, the change in fair value of equity awards has been attributed to the Named Executive Officer who was PEO as of December 31, 2022:

2025 ANNUAL PROXY STATEMENT

	2024	2023	2022 - First PEO	2022 - Second PEO	2021	2020
Fair Value of	($)	($)	($)	($)	($)	($)
Equity awards granted in Current Fiscal Year (CFY) outstanding and unvested as of end of CFY	573,125	581,400	306,020	470,800	203,125	236,275
Change in prior year awards outstanding and unvested as of end of CFY	(238,335)	(16,659)	(35,806)	(28,839)	(107,406)	8,260
Change in prior year awards that vested in current year	(23,153)	29,785	(20,675)	(15,267)	39,466	(37,980)
Dividends paid	148,569	53,774	31,285	30,153	31,694	30,820
Total Equity Award Adjustments	460,206	648,300	280,824	456,847	166,879	237,375

(3)

The dollar amounts reported represent the amount of CAP, computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our Non-PEO Named Executive Officers during the applicable year. To calculate the amounts in the CAP to Non-PEO Named Executive Officers column in the table above, the following amounts were deducted from or added to (as applicable) the Total compensation as reported in the Summary Compensation Table (SCT):

	Average	Reported	Equity	Average Summary
	Summary Compensation	Value of Average Equity	Award Adjustments to	Compensation Actually
	Table Total for Non- PEO	Awards to Non-PEO Named	Non-PEO Named	Paid to Non- PEO Named
	Named Executive Officers (a)	Executive Officers (b)	Executive Officers (c)	Executive Officers
Year	($)	($)	($)	($)
2024	646,672	(336,172)	233,922	544,422
2023	705,300	(310,200)	303,572	698,672
2022	421,673	(171,000)	180,450	431,123
2021	905,219	(217,219)	135,780	823,780
2020	687,524	(220,312)	333,855	801,066
(a)	The amounts disclosed represent the average of the total amounts attributable to all non-PEO Named Executive Officers for the period he served, as included in the amounts reported as Total compensation in the SCT.
(b)	Represents the average grant date fair value of the equity awards reported in the Stock awards column of the SCT.
(c)	Represents the average year-over-year change in the fair value of equity awards, as shown below. For 2020, awards granted and vested in CFY represents stock granted to R. Randall Rollins that vested immediately upon his death pursuant to the terms of the restricted stock grants:

	2024	2023	2022	2021	2020
Fair Value of	($)	($)	($)	($)	($)
Equity awards granted in CFY outstanding and unvested as of end of CFY	290,382	267,900	176,550	164,063	212,419
Change in prior year awards outstanding and unvested as of end of CFY	(117,962)	(9,805)	—	(87,179)	3,401
Awards granted and vested in same CFY	—	—	—	—	118,788
Change in prior year awards that vested in current year	(11,927)	17,477	—	33,201	(23,991)
Dividends paid	73,429	28,000	3,900	25,695	23,238
Total Equity Award Adjustments	233,922	303,572	180,450	135,780	333,855

(4)	The Named Executive Officers do not participate in the Company’s defined benefit pension plan and therefore no adjustments have been made in computing the CAP.
(5)

Reflects cumulative total shareholder return of the peer group, as of December 31, 2024, calculated over the measurement period beginning as of December 31, 2019 established by the market close on that day through and including the end of 2024. The peer group used by the Company is the same as the one identified for purposes of Item 201(e) of Regulation S-K under the Exchange Act in its Form 10-K for the year ended December 31, 2024.

(6)	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is computed by adding interest, tax, depreciation and amortization expenses to net income.

2025 ANNUAL PROXY STATEMENT

Financial Performance Measures

The Company used the following performance measures for 2024:

➢	EBITDA;
➢	Net income;
➢	Earnings Per Share; and
➢	Total Shareholder Return

See section titled Compensation Discussion and Analysis for financial performance measures used in 2024 for Annual Incentive Compensation and Long Term Incentive Compensation.

Relationship between CAP and financial measures reported in the table

The Company’s TSR has performed slightly worse than the Peer Group over the five-year period ending in 2024.

The Company reported lower net sales and net income compared to prior years. For 2024, the Company achieved its EBITDA target at the threshold performance level.

The following graphs reflect the CAP paid to our PEOs and other Non-PEO Named Executive Officers over the five-year period ended December 31, 2024 and the performance of the Peer Group, and in comparison to the Company’s TSR, net income and EBITDA results over the same period.

2025 ANNUAL PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.

Delinquent Section 16(a) Reports. Based on our review of the filed copies of such forms, we believe that during the fiscal year ended December 31, 2024, all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were timely satisfied.

2025 ANNUAL PROXY STATEMENT

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of February 28, 2025 by:

➢	Each of our named executive officers;
➢	Each of our directors and director nominees;
➢	All of our current executive officers, directors and director nominees as a group; and
➢	Each stockholder or group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who beneficially owned five percent of the shares of Common Stock of the Company.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Unless otherwise indicated, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o of Marine Products Corporation, 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329. The information provided in the table below is based on our records, information filed with the SEC, on which we are relying pursuant to applicable SEC regulations, and information provided to us.

	Amount Beneficially		Percent of
Name of Beneficial Owner	Owned(1)		Outstanding Shares
Named Executive Officers:
Ben M. Palmer	538,535	(2)	1.5
Michael L. Schmit	60,114	(3)	**
Richard A. Hubbell	1,285,456	(4)	3.7
Directors and Director Nominees:
Gary W. Rollins (5)	24,013,622	(6)	68.7
Timothy C. Rollins (5)	89,954	(7)	**
Pamela R. Rollins (5)	156,299	(8)	**
Amy R. Kreisler (5)	97,323	(9)	**
Jerry W. Nix	10,108		**
Patrick J. Gunning	12,108		**
Susan R. Bell	12,608		**
Stephen E. Lewis	—		**
John F. Wilson	11,108		**
Other Stockholders:
Control Group	24,342,940	(10)	69.6
All Directors and Executive Officers as a group (11 persons)	26,272,977	(11)	75.2
**	Less than one percent
(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2)	Includes 159,433 shares of restricted stock awards of Company Common Stock.
(3)	Includes 47,382 shares of restricted stock awards of Company Common Stock.
(4)	Includes 93,744 shares of restricted stock awards of Company Common Stock.
(5)	Timothy C. Rollins, Pamela R. Rollins and Amy R. Kreisler are siblings and nephew and nieces of Gary W. Rollins.

2025 ANNUAL PROXY STATEMENT

(6)	Includes the following shares of Company Common Stock: (a) 19,138,233 shares held by LOR, Inc., a Georgia corporation (Gary W. Rollins is an officer and director of LOR, Inc. and has a 50% voting interest in it); (b) 297,913 shares held by RFT Investment Company, LLC, a Georgia limited liability company (LOR, Inc. is the manager of RFT Investment Company, LLC); (c) 343,479 shares held by Rollins Holding Company, Inc. a Georgia corporation (Gary W. Rollins is an officer and director of Rollins Holding Company, Inc., and has a 50% voting interest in it); (d) 1,065,476 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR, Inc. is the managing member of RCTLOR, LLC); (e) 156,838 shares held by RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc.; (f) 327,258 shares held by WNEG Investments, L.P., a Georgia limited partnership (Gary W. Rollins is the sole member of the sole general partner of WNEG Investments, L.P.); (g) 219,149 shares held by revocable trust established by Gary W. Rollins, of which he is the sole trustee; and (h) 1,729,621 shares held by three trusts (the “Rollins Family Trusts”) for the benefit of the surviving spouse and children and/or more remote descendants of his deceased brother, R. Randall Rollins. Also includes 4,505 shares of Company Common Stock held by his wife, as to which Gary W. Rollins disclaims any beneficial interest. Gary W. Rollins is part of a control group (see footnote (10) to this table) holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(7)	Includes the following shares of Company Common Stock:(a) 26,345 shares held by multiple trusts benefiting the grandchildren and more remote descendants of his deceased father, R. Randall Rollins (Timothy C. Rollins is a trustee of each such trust) and (b) 1,291 shares held of record by a minor child under a Uniform Transfers to Minors Act account, over which he possesses voting and dispositive power as custodian of the account. Also includes 284 shares of Company Common Stock held by his wife, as to which Timothy C. Rollins disclaims any beneficial interest. Excludes 79 shares held by the R. Randall Rollins Voting Trust U/A dated August 25, 1994, as to which Timothy C. Rollins is a co-trustee. Timothy C. Rollins is part of a control group (see footnote (10) to this table) holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(8)	Includes 29,757 shares held by multiple trusts benefiting the grandchildren and more remote descendants of her deceased father, R. Randall Rollins (Ms. Rollins is a trustee of each such trust). Excludes 79 shares held by the R. Randall Rollins Voting Trust U/A dated August 25, 1994, as to which Ms. Rollins is a co-trustee. Ms. Rollins is part of a control group (see footnote (10) to this table) holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(9)	Includes 13,066 shares held by multiple trusts benefiting the grandchildren and more remote descendants of her deceased father, R. Randall Rollins (Ms. Kreisler is a trustee of each such trust). Excludes 79 shares held by the R. Randall Rollins Voting Trust U/A dated August 25, 1994, as to which Ms. Kreisler is a co-trustee. Ms. Kreisler is part of a control group (see footnote (10) to this table) holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(10)	Control group includes Gary W. Rollins, Pamela R. Rollins, Amy R. Kreisler and Timothy C. Rollins, and certain companies under their control, possesses in excess of 50% of the Company’s voting power. See footnotes (6), (7), (8), (9) & (11) to this table for additional information.
(11)	Shares held in trusts as to which more than one officer and/or director are co-trustees or entities in which there is common ownership have been included only once. Includes 300,559 shares of restricted stock awards for Company Common Stock awarded and issued to the executive officers pursuant to the Company’s SIP.

2025 ANNUAL PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RPC provides certain administrative services to the Company on a cost reimbursement basis and may be terminated upon six months’ notice. The services covered by these agreements include administration of certain employee benefit programs and other administrative services. Marine Products reimbursed RPC for its estimated allocable share of administrative costs incurred for services rendered on behalf of Marine Products totaling $1.1 million in 2024.

RPC and Marine Products own 50% each of a limited liability company called 255 RC, LLC that was created for the joint purchase and ownership of a corporate aircraft. Each of RPC and Marine Products is currently a party to an operating lease agreement with 255 RC, LLC for a period of five years. During 2024, Marine Products recorded certain net operating costs comprised of rent and an allocable share of fixed costs of approximately $190 thousand for the corporate aircraft.

Related party transactions, as defined in Regulation S-K, Item 404(a), must be reviewed and approved in advance by our Nominating and Corporate Governance Committee or, in the event that our Nominating and Corporate Governance Committee does not consist of all independent directors, by a Subcommittee (the Subcommittee) of the Nominating and Corporate Governance Committee consisting of all of the independent members thereof. As set forth in the charter of our Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee has the authority and responsibility to ensure that it pre-approves all related party transactions, including material amendments that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Nominating and Corporate Governance Committee also has the authority to hire legal, accounting, financial or other advisors, as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. These same rights and responsibilities apply equally to the Subcommittee. A copy of the Charter of the Nominating and Corporate Governance Committee is available on our website at www.marineproductscorp.com under the Governance section. All related party transactions for the fiscal year ended December 31, 2024 were reviewed, pre-approved and/or ratified by the Nominating and Corporate Governance Committee in accordance with the Charter.

2025 ANNUAL PROXY STATEMENT

STOCKHOLDER PROPOSALS

Appropriate proposals of stockholders intended to be presented at the Company’s 2026 Annual Meeting of Stockholders must be received by the Company by November 12, 2025 in order to be included, pursuant to Rule 14a-8 promulgated under the Exchange Act, in the Company’s Proxy Statement and form of proxy relating to that meeting. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 22, 2026, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received. Stockholders desiring to present business at the 2026 Annual Meeting of Stockholders outside of the stockholder proposal rules of Rule 14a-8 of the Exchange Act and instead pursuant to Article Twenty-Seventh of the Bylaws must prepare a written notice regarding such proposal addressed to The Corporate Secretary, Marine Products Corporation, 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and deliver to or mailed and received by no later than January 22, 2026 and no earlier than December 13, 2025. Stockholders should consult the Bylaws for other specific requirements related to such notice and proposed business.

With respect to stockholder nomination of directors, the Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: The Corporate Secretary, Marine Products Corporation, 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and be received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth, among other requirements specified in the Bylaws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Bylaws. Notices of nominations must be received by the Corporate Secretary of the Company no later than January 22, 2026 and no earlier than December 13, 2025, with respect to directors to be elected at the 2026 Annual Meeting of Stockholders.

In addition, a stockholder who intends to solicit proxies in support of director nominees submitted under the advance notice provisions of our Bylaws must provide notice to the Company with the information required by SEC Rule 14a-19, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 days prior to the one year anniversary date of the annual meeting (for the 2026 meeting, no later than February 22, 2026). Such notice should be delivered to our Corporate Secretary at our principal executive offices. If the date of the 2026 annual meeting is changed by more than 30 days from such anniversary date, however, then the stockholder must provide notice by the later of 60 days prior to the date of the 2026 annual meeting and the 10th day following the date on which public announcement of the date of the 2026 annual meeting is first made.

2025 ANNUAL PROXY STATEMENT

EXPENSES OF SOLICITATION

Marine Products will bear the cost of soliciting proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial stockholders of record. Solicitation of proxies will be made principally by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Alliance Advisors, LLC to provide proxy logistics services for an estimated fee of approximately $18,000 plus reasonable out of pocket expenses.

ANNUAL REPORT

The Company’s Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, without exhibits, is being provided to stockholders with this Proxy Statement. The Annual Report is not considered proxy-soliciting material.

FORM 10-K

Upon the written request of any record or beneficial owner of the Company’s Common Stock whose proxy was solicited in connection with the 2025 Annual Meeting of Stockholders, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules (but without exhibits), for its fiscal year ended December 31, 2024. Requests for a copy of such Annual Report on Form 10-K should be addressed to Mr. Michael L. Schmit, Corporate Secretary, at Marine Products Corporation, 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329.

OTHER MATTERS

Our Board of Directors knows of no business other than the matters set forth herein which will be presented at the Annual Meeting. In as much as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Michael L. Schmit
Corporate Secretary
Atlanta, Georgia
March 12, 2025

2025 ANNUAL PROXY STATEMENT

CAUTION CONCERNING FORWARD- LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Proxy Statement, including statements regarding future operations are forward-looking statements. In some cases, forward- looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” or the negative of these terms and similar expressions intended to identify forward-looking statements. Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements primarily on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and trends that we believe may affect us. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Proxy Statement may not occur and actual results may differ materially and adversely from those anticipated or implied in the forward-looking statements. You should read this Proxy Statement with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. These forward-looking statements include but aren’t limited to statements regarding our optimism with respect to market conditions in the future, our delivery of high quality products to our customers, and providing safe and rewarding work for our employees, and returns to shareholders. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk Factors” set forth in Part I, Item 1A of our 2024 Annual Report on Form 10-K and in our other SEC filings, including risks impacting our ability to continue to assess demand and dealer management to manage production at appropriate levels, supply chain challenges, increasing interest rates and fuel prices, dependence on third-party dealer floor plan lenders and our network of independent boat dealers, weather conditions and global warming, and the impacts of inflation and economic uncertainty. Forward-looking statements speak only as of the date of this Proxy Statement, and you should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. While we believe that the information on which we have based these forward-looking statements provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

2025 ANNUAL PROXY STATEMENT

APPENDIX A: AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

MARINE PRODUCTS CORPORATION

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Marine Products Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1. The name of the Corporation is Marine Products Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 31, 2000.

2. The Amended and Restated Certificate of Incorporation, attached hereto as Exhibit “A”, is incorporated herein by reference, and restates, integrates and further amends the provisions of the Certificate of Incorporation as previously amended or supplemented.

3.  This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Sections 222, 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation.

4. This Amended and Restated Certificate of Incorporation shall become effective on ______ at ____.

[signature page follows]

IN WITNESS WHEREOF, Marine Products Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by _______, a duly authorized officer of the Corporation, on __________.

Marine Products Corporation

By:

Name:

Title:

2025 ANNUAL PROXY STATEMENT

Exhibit “A”

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MARINE PRODUCTS CORPORATION

FIRST:  The name of the corporation is Marine Products Corporation (hereinafter referred to as the "Corporation").

SECOND:  The address of the registered office of the Corporation in the  State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of the registered agent of the Corporation at that address is Corporation Service Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act  or activity for which a corporation may be organized under the Delaware General Corporation Law.

FOURTH:

A.	The total number of shares of all classes of stock which the Corporation shall have authority to issue is seventy-five million (75,000,000), consisting of seventy-four million (74,000,000) shares of Common Stock, par value ten cents ($.10) per share (the "Common Stock"), and one million (1,000,000) shares of Preferred Stock, par value ten cents ($.10) per share (the "Preferred Stock").
B.	The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock as a class without series or, if so determined from time to time, in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in such class or in each such series, to fix the designations, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof and to provide that the Preferred Stock, when issued, may be convertible into or exchangeable for shares of any other class or classes of stock of the corporation or of any series of the same at such price or prices or rates of exchange and with such adjustments as shall be stated and expressed in the resolution or resolutions providing for the issuance of said stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.
C.	Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock).

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.	The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
B.	The directors of the Corporation need not be elected by written ballot unless the by-laws so provide.

2025 ANNUAL PROXY STATEMENT

C.	Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
D.	~~Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist anyvacancies in previously authorized directorships.~~

SIXTH:~~A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. The initial board of directors shall not be a classified board and the name and address of the initial sole director of the Corporation are Richard A. Hubbell, 2170 Piedmont Road, Atlanta, Georgia 30324 ("Initial Director"). In the event that the board of directors of the Corporation is enlarged as provided for herein, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the Corporation's first annual meeting of stockholders, the term of office of the second class to expire at the  Corporation's  second annual meeting of stockholders and the term of office of the third class to expire at the Corporation's third annual meeting of stockholders. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.~~

~~B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.~~

2025 ANNUAL PROXY STATEMENT

~~C.~~   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation. 1

~~D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative~~

~~vote of the holders of at least sixty-six and 7/10 percent (66.7%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a~~

~~single class.~~

SEVENTH:  The board of directors is expressly empowered to adopt, amend or repeal by-laws of the Corporation. Any adoption, amendment or repeal of the by-laws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the by-laws of the Corporation~~; provided, however, that,in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and 7/10 percent (66.7%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors,voting together as a single class, shall be required to adopt, amend or repealany provision of the by-laws of the Corporation.~~

EIGHTH:  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DelawareGeneral Corporation Law, as so amended.

1 The language shown above assumes that stockholders approve both a proposal to declassify the Board and a proposal to remove language that requires a 66.7% vote to remove a director.

If the declassification is approved but the change in the removal requirements is not, the following language would be added to paragraph SIXTH:

“Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire board of directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least sixty-six and 7/10 percent (66.7%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.”

If the declassification is not approved but the change in the removal requirements is approved, paragraph SIXTH would remain unmodified, except that the last sentence of paragraph SIXTH would be revised to read as follows:

“Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.”

2025 ANNUAL PROXY STATEMENT

Any repeal or modification of the foregoing paragraph by thestockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:  The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and 7/10 percent (66.7%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, ~~Sections~~Section C ~~or D~~ of Article FIFTH, Article SIXTH, Article SEVENTH, or Article EIGHTH.

~~TENTH: The incorporator is Ben Palmer, whose mailing address is 2170Piedmont Road, Atlanta, Georgia 30324.~~

PLEASE FOLD ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) PROXY ANNUAL MEETING OF STOCKHOLDERS Marine Products Corporation April 22, 2025 This Proxy is solicited by the Board of Directors of Marine Products Corporation, which recommends that you vote “FOR ALL” the nominees listed in Proposal 1; and “FOR” Proposals 2, 3, 4, 5, and 6. The undersigned hereby constitutes and appoints RICHARD A. HUBBELL and BEN M. PALMER, and each of them, jointly and severally, as proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 22, 2025, at 12:00 p.m. ET, at 2170 Piedmont Road, NE, Atlanta, GA 30324, or any adjournment of the meeting. The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 12, 2025, and grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned's name, place, and stead. The undersigned instructs said proxies, or either of them, to vote as stated on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR ALL” THE NOMINEES NAMED IN PROPOSAL 1; AND “FOR” PROPOSALS 2, 3, 4, 5, AND 6. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR JUDGMENT UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. HAVE YOUR PROXY CARD READY AND PLEASE USE ONE OF THE EASY VOTING METHODS BELOW Internet: www.aalvote.com/MPX • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-804-9616 • Use any touch tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign, and date your Proxy Card • Fold and return your Proxy Card in the Prepaid Envelope provided In Person: • You may vote your shares in person at the 2025 Annual Meeting on April 22, 2025, at 12:00 p.m. ET, at: 2170 Piedmont Road, NE, Atlanta, GA 30324 Scan QR Code for Digital Voting CONTROL NUMBER Marine Products Corporation Annual Meeting of Stockholders April 22, 2025, at 12:00 p.m. Eastern Time. Annual Meeting of Stockholders to be held at: 2170 Piedmont Road, NE, Atlanta, GA 30324

PLEASE FOLD ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) Proposal 1. To elect four Class III Nominees (term expiring 2028) to the Board of Directors: ☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW INSTRUCTION: TO WITHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEE NAMES BELOW: NOMINEES: NOMINEES: (1) Susan R. Bell (3) Stephen E. Lewis (2) Amy R. Kreisler (4) Timothy C. Rollins Proposal 2. To ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending December 31, 2025. FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal 3. To amend our Certificate of Incorporation to declassify the Board. FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal 4. To remove a provision from our Certificate of Incorporation specifying the requirements to call a special meeting of stockholders. FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal 5. To remove a provision from our Certificate of Incorporation that requires a 66.7% stockholder vote to remove a director. FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal 6. To remove a provision from our Certificate of Incorporation that requires a 66.7% stockholder vote to amend the Bylaws. FOR ☐ AGAINST ☐ ABSTAIN ☐ Note: To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting. 2025 Date Signature(s) of Stockholders Number of Shares Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorneys, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Address change/Comments: If you noted any Address Changes and/or Comments, please mark box. ☐ CONTROL NUMBER PLEASE MARK YOUR VOTE AS THIS EXAMPLE